EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (this “Agreement”) made as of this 21st day of May, 2013 (the “Effective Date”), by and between Network-1 Security Solutions, Inc. (“Network-1”), a Delaware corporation with offices at 445 Park Avenue, Suite 1020, New York, New York 10022, and Mirror Worlds, LLC (“MW”), a Texas limited liability company with offices at 4540 Kinsey Drive, Tyler, Texas 75703.

WITNESSETH

WHEREAS, MW desires to sell, and Network-1 desires to purchase, the Purchased Assets (as herein defined) on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the respective promises, covenants, representations and warranties herein contained, the sufficiency of which is hereby acknowledged, it is agreed:

SECTION 1

DEFINITIONS

1.1   Definitions.  The following words and expressions shall have the meanings set out below:

“Action or Proceeding” means any action, suit, arbitration, PTO proceeding, appeal, or other proceeding by any Person, or any investigation or audit by any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”), as used in the definition of Affiliate, means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Agreement” means this document and the attached schedules and exhibits.

“Business Day” means any day other than a Saturday, Sunday or any day on which banks located in the State of New York are authorized or required to be closed for the conduct of regular banking business.“C&D” has the meaning set forth in Section 8.16.

“Cash Purchase Price” has the meaning set forth in Section 2.2(a).

“Claim Notice” has the meaning set forth in Section 6.2(a).

“Closing” means the closing of the sale of the Purchased Assets as contemplated in this Agreement on the Closing Date.

“Closing Date” has the meaning set forth in Section 2.1(a).

“Confidential Information” subject to Section 5 hereof, means the terms of this Agreement, any written or oral trade secrets or other proprietary, confidential or non-public information of Network-1 or MW, its Affiliates and their respective clients or third parties to whom Network-1, MW or their Affiliates owe a duty of confidentiality, including patent strategies, licensing strategies and all non-public information regarding Network-1, MW or their Affiliates’ business that in each case such party has marked as “confidential” before disclosing it to the other party; provided, however, that any oral information described above that is disclosed must be identified as confidential at the time of disclosure and reduced to writing within thirty (30) days of its disclosure to the other party and such writing must be marked “confidential.”

“Conveyance Documents” means (a) the documents necessary to (i) transfer and assign the Shares, (ii) perfect and record the assignments of Patents in the various jurisdictions, (iii) transfer and assign the Litigation Rights and (iv) transfer and assign the Lifestreams Patent License Agreement, which form of documents are attached hereto as Exhibit 1, and (b) the documents necessary for Network-1 to assume the obligations associated with the Permitted Encumbrances.

“Discloser” has the meaning set forth in Section 5.1(a).

“Effective Date” has the meaning set forth in the introductory paragraph.

“Encumbrances”has the meaning set forth in Section 2.1(a)(i).

“Escrow Agent” means The Bank of New York Mellon.

“Escrow Agreement” means an Escrow Agreement duly executed by Network-1, MW and the Escrow Agent in the form attached hereto as Exhibit 4.

“Exchange Act” has the meaning set forth in Section 4.9(a).

“ICK” has the meaning set forth in Section 2.1(a)(i).

“Indemnified Party” has the meaning set forth in Section 6.2.

“Indemnifying Party” has the meaning set forth in Section 6.2.

“Knowledge” when used in this Agreement, means actual knowledge after due inquiry of a particular fact or other matter if a party is actually aware of such fact or other matter as of the date of this Agreement.

“Law” means any law, statute, rule, regulation, ordinance and other pronouncement having the effect of law of the United States of America, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

“Lawsuit” means that certain lawsuit styled Mirror Worlds, LLC v. Apple, Inc., Civil Action No. 6:08-cv-00088-LED, in the United States District Court in the Eastern District of Texas, and/or any appeals therefrom and the proceeds therefrom.

“Legal Authority” has the meaning set forth in Section 5.1(b).

“Liabilities” means any debt, obligation or liability of any kind, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due.

“Lifestreams” means Lifestreams Technologies Corporation, a Connecticut corporation.

“Lifestreams Agreements” means, collectively, (a) that certain Voting Agreement, dated as of August 27, 2012, by and among Lifestreams and the persons and entities listed as Investors on Exhibit E thereto, (b) that certain Co-Sale Agreement, dated as of August 27, 2012, by and among Lifestreams, the persons listed on Exhibit E thereto as the Founders of Lifestreams and the persons and entities listed as Investors on Exhibit E thereto and (c) that certain Liquidation Preference Agreement, dated as of October 10, 2012, by and among Lifestreams, the investors in Lifestreams holding Lifestreams’ common stock as set forth in Exhibit A thereto and the founders of Lifestreams holding Lifestreams’ common stock as set forth on Exhibit A.

“Lifestreams Patent License Agreement” means the Patent License Agreement, dated July 6, 2012, between MW and Lifestreams.

“Litigation Rights” has the meaning set forth in Section 2.1(a)(iii).

“Loss” has the meaning set forth in Section 6.1.

“MW” has the meaning set forth in the introductory paragraph.

“Network-1” has the meaning set forth in the introductory paragraph.

“New Consulting Agreements” means the consulting agreements dated as of the Closing Date in the form attached hereto as Exhibit 6 between Network-1 and Eric Freeman (“Freeman”) and Lou Nemeth (the “Nemeth”).

“Order” means any judgment or order.

“Original Consulting Agreements” means, collectively, (a) that certain Consulting Agreement, dated as of November 2011, by and between MW and Freeman and (b) that certain Consulting Agreement, dated as of November 10, 2011, by and between MW and the Nemeth.

“Other Permitted Encumbrances” means the encumbrances created by (i) Lifestreams Patent License Agreement on the Patents, (ii) the Lifestreams Agreements on the Shares, and (iii) the Security Agreement on the cash collateral in accordance with Section 2.1(a)(iii).

“Other Transaction Documents” means the Conveyance Documents, Escrow Agreement, the Warrants and the Registration Rights Agreement.

“Patent Documentation” means all the Patent prosecution files, assignments, licenses, prior art searches, claim charts, opinions of counsel, patent litigation rulings or filings bearing on claim scope, docket information on actions due within the thirty (30) day period following the Closing Date, and internal documents and third party communications on enforcement activities involving the Patents, in each case as maintained in the possession of MW or its agents or representatives, as of the Closing Date.

“Patents” means each of those patents and patent applications set forth in Exhibit 2 hereto, including, all divisions, continuations, continuations-in-part, reissues, reexaminations, renewals, other post grant issuances and extensions thereof, any counterparts (foreign or otherwise) claiming priority, in whole or in part, therefrom, utility models, patents of importation/confirmation, and certificates of invention, filed or unfiled, and like statutory rights, and the inventions disclosed in any of the above.

“Permitted Encumbrances” mean the Permitted Law Firm Encumbrances and the Other Permitted Encumbrances, all as identified in Schedule B hereto as Permitted Encumbrances.

“Permitted Law Firm Encumbrances” means liens by law firms or attorney’s liens upon MW’s causes of action, claims or counterclaims which attach to a verdict, report, determination, decision, judgment or final order in MW’s favor pertaining to the Lawsuit, all as described in Schedule B.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint state company trust, unincorporated organization, joint venture, a government authority or other entity of whatever nature.

“PTO” means the U.S. Patent and Trademark Office or other Foreign Patent Office.

“Purchase Price” has the meaning set forth in Section 2.2.

“Purchased Assets” has the meaning set forth in Section 2.1(a)(iii).

“Recipient” has the meaning set forth in Section 5.1(a).

“Recognition Agreement” has the meaning set forth in Section 2.6(a)(i).

“Registration Rights Agreement” means a Registration Rights Agreement in the form attached hereto as Exhibit 5.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” has the meaning set forth in Section 2.1(a)(iii).

“Shares” means 250 shares of common stock of Lifestreams.

“Stroock” has the meaning set forth in Section 2.1(a)(i).

“Supreme Court Action” has the meaning set forth in Section 8.13.

“Termination Agreements” means the termination agreements, each in the form attached hereto as Exhibit 9, dated as of the Closing Date, terminating all of the Original Consulting Agreements and releasing MW from all of its obligations thereunder.

“Warrant 1” has the meaning set forth in Section 2.2(b).

“Warrant 2” has the meaning set forth in Section 2.2(c).

“Warrants” has the meaning set forth in Section 2.2(c).

“Warrant Shares” has the meaning set forth in Section 2.2(c).

1.2   Construction. As used in this Agreement, except to the extent that the context otherwise requires:

(a) when a reference is made in this Agreement to a Section, Exhibit or Schedule such reference is to a Section of, Exhibit or Schedule to this Agreement unless otherwise indicated;

(b) the headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” (or similar terms) are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) all terms defined in this Agreement have their defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(g) if any action is to be taken by any party hereto pursuant to this Agreement on a day that is not a Business Day, such action shall be taken on the next Business Day immediately following such day; and

(h) references to a Person are also to its permitted successors and assigns.

SECTION 2

PURCHASE AND SALE

2.1   Purchase and Sale.

(a) Subject to the terms and conditions of this Section 2, the Closing will take place at the offices of Eiseman Levine Lehrhaupt & Kakoyiannis, P.C., 805 Third Avenue, New York, New York 10022, on May 20, 2013 (the “Closing Date”) at 10:00 a.m., simultaneously with the execution and delivery of this Agreement.  On the Closing Date, pursuant to the terms and subject to the conditions of this Agreement, MW will sell, transfer, assign, convey, and deliver to Network-1, or at the option of Network-1 to Mirror Worlds Technologies, LLC, its wholly owned Texas subsidiary, and Network-1 will purchase from MW:

(i) all rights, title and interest, free and clear of all liens, conveyances, mortgages, assignments or encumbrances of any kind (the “Encumbrances”) except for the Permitted Law Firm Encumbrances of Ireland, Carroll & Kelley, P.C. (“ICK”) and Stroock & Stroock & Lavan, LLP (“Stroock”), and the Other Permitted Encumbrance created by the Lifestreams Patent License Agreement, in and to all of MW’s rights, title and interest in and to the Patents;

(ii) good and valid title, free and clear of Encumbrances other than the Other Permitted Encumbrances created by the Lifestreams Agreements, in and to all of MW’s rights, title and interest in and to the Shares; and

(iii) good and valid title, free and clear of Encumbrances other than the Permitted Law Firm Encumbrances of ICK and Stroock, and the Other Permitted Encumbrance created by the Security Agreement (as defined below), in and to all of MW’s rights, title and interest in and to the Lawsuit and all past, present or future causes of action, lawsuits, claims and demands of any nature available to or being pursued by MW, whether arising by way of claim, counterclaim or otherwise including, without limitation, all past, present or pending lawsuits and future claims of infringement of any of the Patents, *** and the right to any proceeds (cash or otherwise) from the release of any collateral for bonds posted in any Action or Proceeding including the cash collateral of $228,250 posted as collateral pursuant to a collateral security agreement, dated November 9, 2011, between MW and HCC Surety Group (the “Security Agreement”) (collectively, the “Litigation Rights” and, together with the Patents and the Shares, the “Purchased Assets”).

(b) Notwithstanding anything else in this Agreement to the contrary, in the event that the Closing does not occur on the Closing Date, this Agreement shall be terminated and be of no further force and effect unless otherwise extended by the mutual written agreement of Network-1 and MW.

2.2   Purchase Price.  The aggregate purchase price (the “Purchase Price”) for the Purchased Assets is equal to:

(a) Three million dollars ($3,000,000) (the “Cash Purchase Price”);

***CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

(b) a warrant certificate (“Warrant 1”) in the form of Exhibit 3 attached hereto, to purchase eight hundred seventy five thousand (875,000) shares of common stock of Network-1 at an exercise price of $1.40 per share during the period beginning on the Closing Date and ending on the five (5) year anniversary of the Closing Date; and

(c) a warrant certificate (“Warrant 2” and together with Warrant 1, the “Warrants”) in the form of Exhibit 3 attached hereto, to purchase eight hundred seventy five thousand (875,000) shares of common stock of Network-1 at an exercise price of $2.10 per share during the period beginning on the Closing Date and ending on the five (5) year anniversary of the Closing Date.  MW will be afforded registration rights with respect to each of the Warrants and the shares of common stock (the “Warrant Shares”) underlying the Warrants in accordance with the Registration Rights Agreement.  The Warrants will be deposited in escrow in accordance with the Escrow Agreement to provide security to Network-1 with respect to satisfaction of any indemnification claims by Network-1 against MW pursuant to Section 6 of this Agreement.

2.3   Taxes.  Each party shall be responsible for the payment of its own tax liability, if any, arising out of this Agreement.  Within sixty (60) days of the Closing, MW shall provide Network-1 with a completed IRS Form 8594 and Network-1 shall execute and return the form to MW within fifteen (15) days of the receipt thereof, unless it disputes in good faith the allocation set forth therein.  If the allocation therein is disputed by Network-1, the parties shall negotiate in good faith to reach an agreement as to the Purchase Price allocation within the following thirty (30) days.  If the parties fail to agree to the Purchase Price allocation within the thirty (30) day period, each party shall be free to determine its own purchase price allocation for federal income tax reporting purposes.

2.4   Patent Documentation.  On or before the Closing, MW shall provide to Network-1 the Patent Documentation.  Upon provision of the Patent Documentation to Network-1, Network-1 assumes all responsibility for the prosecution and payment of fees and all other such activities associated therewith. Network-1 shall prepare all of the Conveyance Documents, and Network-1 shall be responsible for all expenses, including recordation expenses, associated therewith.  At the Closing, MW shall be responsible to provide, at its own expense, executed originals of the Conveyance Documents prepared and delivered by Network-1 to MW.

2.5         Liabilities.  Except for the Permitted Encumbrances and the obligations thereto, Network-1 is not assuming any Liability of MW whatsoever in connection with this Agreement and MW will retain responsibility for all Liabilities of any kind or nature whatsoever of MW including, without limitation, any and all Liabilities to law firms for services rendered to MW with respect to the Patents.

2.6         Conditions to Closing.  Unless waived by the parties, the Closing shall not take place unless:

(a)           Network-1 shall have received:

(i) an agreement with Recognition Interface, LLC regarding its participation in the proceeds of the Patents, and consent to the transfer of the Patents pursuant to this Agreement, on terms satisfactory to Network-1 (the “Recognition Agreement”); and

(ii) New Consulting Agreements executed by Freeman and Nemeth;

(iii) A release of lien from HCC Surety Group on assets of MW pursuant to the General Indemnity Agreement, dated November 9, 2011, in form satisfactory to Network-1; and

(b)           MW shall have received:

(i)  a mutual release duly executed by each of Recognition Interface, LLC and MW with respect to that certain Patent Purchase Agreement dated as of December 24, 2007, in form and substance satisfactory to MW; and

(ii)  the Termination Agreements duly executed by each of Freeman and Nemeth.

2.7         Closing Deliveries.

(a)           At the Closing, MW shall deliver the following to Network-1:

(i) A certificate from an authorized executive officer of MW certifying that (1) all representations and warranties set forth in Section 3 hereof are true and correct as of the Closing, (2) MW has performed and complied with all covenants, agreements and obligations contained in this Agreement that are required to be performed and complied with by it on or prior to the Closing and (3) all requisite approvals or waivers required to be obtained by MW in order to consummate the transactions contemplated hereby have been obtained;

(ii) a certificate representing Shares;

(iii) the executed Conveyance Documents;

(iv) such additional documents or certifications as reasonably requested by Network-1 in order to vest good and valid title in and to all MW’s right, title and interest in and to the Purchased Assets, free and clear of all Encumbrances other than the Permitted Encumbrances (including, without limitation, any confirmation of prior assignments with respect to the Patents necessary to perfect title);

(v) the executed Escrow Agreement;

(vi) the executed Registration Rights Agreement;

(vii) An opinion of MW’s counsel in the form attached as Exhibit 7;

(viii) a certificate of an authorized officer of MW, attaching and certifying copies of its certificate of formation, company agreement or other governing documents, as applicable, and of the resolutions of its sole member, authorizing the execution, delivery and performance of this Agreement, the Conveyance Documents and each of the Other Transaction Documents to which it is a party and certifying the name, title and true signature of each officer of MW executing this Agreement, the Conveyance Documents and/or each of the Other Transaction Documents to which it is a party;

(ix) terminations and/or satisfactions of engagement letters between MW and Boies, Schiller & Flexner LLP, Finnegan, Henderson, Farabow, Garret & Dunner, LLP,

Amster, Rothstein & Ebenstein, LLP and Cooper & Dunham LLP, in form satisfactory to Network-1;

(x) acknowledgments from each of Stroock and ICK that in connection with the sale of Patents to Network-1 as provided herein there are no further obligations of MW to Stroock or ICK, respectively, with respect to the payment of legal fees and expenses except for the Permitted Law Firm Encumbrances of Stroock and ICK, in form satisfactory to Network-1;

(xi) the Patent Documentation; and

(xii) an assignment of the Lifestreams Patent License Agreement, in form satisfactory to Network-1.

(b) At the Closing, Network-1 shall deliver the following to MW:

(i) the Cash Purchase Price, by wire transfer of immediately available funds to an account specified by MW;

(ii) the executed Warrants;

(iii) a certificate from an authorized officer of Network-1 certifying that (1) all representations and warranties set forth in Section 4 hereof are true and correct as of the Closing, (2) Network-1 has performed and complied with all covenants, agreements and obligations contained in this Agreement that are required to be performed and complied with by it on or prior to the Closing and (3) all requisite approvals or waivers required to be obtained by Network-1 in order to consummate the transactions contemplated hereby have been obtained;

(iv) the executed Escrow Agreement;

(v) the executed Registration Rights Agreement;

(vi) the executed Recognition Agreement;

(vii) an opinion of Network-1’s counsel in the form attached hereto as Exhibit 8;

(viii) the executed Conveyance Documents to which it is a party;

(ix) a certificate of the Secretary or Assistant Secretary of Network-1, attaching and certifying copies of its Certificate of Incorporation and all amendments thereto, of its By-Laws and all amendments thereto, and of the resolutions of its board of directors, authorizing the execution, delivery and performance of this Agreement, the Warrants, the Registration Rights Agreement and each of the Other Transaction Documents to which it is a party and certifying the name, title and true signature of each officer of Network-1 executing this Agreement, the Warrants, the Registration Rights Agreement and/or each of the Other Transaction Documents to which it is a party; and

(x) a letter agreement and a joinder to the Lifestreams Agreements duly executed by Network-1.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF MW

Except for the exceptions set forth in the Disclosure Schedule attached hereto as Schedule A, as of the Effective Date and as of the Closing Date, MW represents and warrants to Network-1 as follows:

3.1     Organization, Power, Standing and Qualification.  MW is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Texas.  MW has all requisite power and authority to enter into and perform this Agreement.

3.2   Due Authorization.  The execution and delivery by MW of this Agreement and the Other Transaction Documents, the performance by it of its obligations hereunder and thereunder, and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary company action on the part of MW.  This Agreement and the Other Transaction Documents have been duly executed and delivered by MW and are valid and binding obligations of MW enforceable in accordance with their terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

3.3   No Conflict.  The execution, delivery and performance by MW of this Agreement and the Other Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not and will not (a) after giving effect to the Recognition Agreement, result in a violation or breach of or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or result in the termination, modification or cancellation of, or the loss of a benefit under or accelerate the performance required by, or result in a right of termination, modification, cancellation or acceleration under the terms, conditions or provisions of any contract or other instrument of any kind to which MW is now a party or by which MW may be bound or affected; or (b) violate any Order applicable to MW or the Purchased Assets.

3.4          Ownership of Patents.  MW owns all rights, title and interest in and to the Patents, free and clear of all Encumbrances other than the Permitted Encumbrances.

3.5   Litigation.  Except as set forth in the Disclosure Schedule, there is no Action or Proceeding pending or, to the Knowledge of MW, no Action or Proceeding has been threatened in writing against MW which relates to (a) the Patents or (b) the execution, delivery or performance of this Agreement and the Other Transaction Documents.  Except as set forth in the Disclosure Schedule, there is no Order to which MW is subject which relates to any of the Patents.

3.6   Enforcement.  MW and, to the Knowledge of MW, the prior owners of the Patents have complied with the PTO duty of candor and good faith in dealing with the PTO, including, but not limited to, the duty to disclose to the PTO all information known to be material to the patentability of each of the patent applications pertaining to the Patents.

3.7   Investment Intent.  MW is acquiring the Warrants for its own account for investment and not with a view to, or for sale in connection with any public distribution thereof in violation of the Securities Act.  MW understands that neither the Warrants nor the Warrant Shares are currently registered for sale under the Securities Act or qualified under applicable state securities laws and that the Warrants are being offered and tendered pursuant to one or more exemptions under the Securities Act.  MW understands that it must bear the economic risk of the Warrants and the Warrant Shares for an indefinite period of time, as the Warrant or the Warrant Shares cannot be sold unless subsequently registered under the Securities Act and qualified under state securities laws, unless an exemption from such registration and qualification is available.  Although Network-1 has agreed to file a registration statement with the SEC to register for resale the Warrant Shares in accordance with the Registration Rights Agreement, there is no assurance that such registration statement will be declared effective by the SEC, or even if declared effective by the SEC, that Network-1 will be able to maintain the effectiveness of such registration statement.

3.8   Experience, Access to Information, etc.

(a) MW or its members and affiliates have had substantial experience in investing in Warrants, are capable of evaluating the merits and risks of an investment in the Warrants and understand that an investment in the Warrants is speculative and involves a high degree of risk.

(b) MW acknowledges that it has been given a full opportunity to discuss the business, management and financial affairs of Network-1 with Network-1’s management, has reviewed Network-1’s Annual report on Form 10-K for the year ended December 31, 2012 as well as additional SEC filings made by Network-1 that it deemed appropriate, and any additional requested documents from Network-1 and has had a full opportunity to ask questions of, and receive answers from, the officers of Network-1 concerning the Warrants, the business operations, market potential, capitalization, financial condition and prospects of Network-1, and all other matters deemed relevant by MW.  MW acknowledges that it has had an opportunity to evaluate all information regarding Network-1 as it has deemed necessary or desirable in connection with the Warrants, has independently evaluated the Warrants and has reached its own decision to accept the Warrants as part of the consideration for the Purchased Assets and has not relied upon any representation, warrants, analysis or advice, whether expressed or implied, made by Network-1 or any affiliate, agent or representative of Network-1 other than those representations and warranties expressly made by Network-1 in this Agreement.

3.9   Law Firm Encumbrances and Engagements.  Schedule B contains a true and accurate list of all Law Firm Permitted Encumbrances and MW has not received any claim of any kind from any such law firms asserting any Encumbrance of any kind on the Patents or the proceeds thereof.  The Disclosure Schedule contains a list of all engagement letters (or similar agreements), including all amendments thereto (the “Engagement Letters”), with all law firms who rendered services to MW with respect to the Patents.  Prior to the Closing, MW has delivered copies of all such Engagement Letters to Network-1.  Except for the Permitted Law Firm Encumbrances, MW has no Liabilities or obligations of any kind to any law firms who rendered services to MW with respect to the Patents.

3.10   Third Party Communications.  To the Knowledge of MW, there have been no written communications between MW or any of its Affiliates with third parties relating to patent licenses regarding the Patents except for written communications with Lifestreams regarding the Lifestreams Patent License Agreement.  Since April 4, 2011, MW has not been informed by Apple, Inc. (“Apple”), either orally or in writing (excluding communications by means of court filings in the Lawsuit), that Apple has made any design changes to their product offerings that, according to Apple, would or could result in a potentially new and different nonfringement defense to the Patents.

3.11   Applicable Brokers.  All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by MW directly with Network-1 or its Affiliates and their respective representatives without the intervention of any Person on behalf of MW in such manner as to give rise to any valid claim by any Person against Network-1 or MW for a brokerage commission or similar payment except for Houlihan Lokey Capital, Inc. (or an affiliate thereof) which entity shall be paid solely by MW or an affiliate thereof.

3.12   Disclosure.  No representation, warranty or covenant made by MW in this Agreement, the Exhibits or Schedules attached to this Agreement contains an unfair statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained herein or therein misleading.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF NETWORK-1

As of the Effective Date and as of the Closing Date, Network-1 represents and warrants to MW as follows:

4.1   Organization, Power, Standing and Qualification.  Network-1 is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Network-1 has all requisite corporate power and authority to enter into and perform this Agreement.

4.2   Due Authorization.  The execution and delivery by Network-1 of this Agreement, the Warrants, and the Other Transaction Documents, the performance by it of its obligations hereunder and thereunder, and the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Network-1.  This Agreement, the Warrants and the Other Transaction Documents have been duly executed and delivered by Network-1 and are valid and binding obligations of Network-1 enforceable in accordance with their terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

4.3   Issuance of Warrants.  Upon issuance of the Warrants, such Warrants shall be free from all taxes, liens and charges with respect to the issue thereof.  As of the Closing, a number of shares of common stock shall have been duly authorized and reserved for issuance which equals or exceeds the maximum number of shares of Warrant Shares issuable upon exercise of the Warrants.  Upon exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of common stock of Network-1.  The offer and issuance by the Company of the Warrants and the Warrant Shares are exempt from registration under the Securities Act.

4.4   No Conflict.  The execution, delivery and performance by Network-1 of this Agreement, the Warrants and the Other Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of Network-1; (b) result in a violation or breach of or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or result in the termination, modification or cancellation of, or the loss of a benefit under or accelerate the performance required by, or result in a right of termination, modification, cancellation or acceleration under the terms, conditions or provisions of any contract or other instrument of any kind to which Network-1 is now a party or by which Network-1 may be bound or affected; or (c) violate any Order applicable to Network-1.

4.5   Brokers.  All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by or on behalf of Network-1 directly with MW or its representatives without the intervention of any Person on behalf of Network-1 in such manner as to give rise to any valid claim by any Person against MW for investment banking fees, brokerage commission, finder’s fee or similar payment.

4.6   No Distribution.  Network-1 is acquiring the Shares for its own account, for investment and not with a view to, or for sale in connection with any public distribution thereof in violation of the Securities Act.  Network-1 understands that the Shares are not currently registered for sale under the Securities Act or qualified for sale under applicable state securities laws and that the Shares are being offered and tendered pursuant to one or more exemptions under the Securities Act.  Network-1 understands that it must bear the economic risk of the Shares for an indefinite period of time, as the Shares cannot be sold unless subsequently registered under the Securities Act and qualified under state securities laws, unless an exemption from such registration and qualification is available.. Network-1 has not entered into any agreement and has no current intention or understanding with any other individual or entity (a) to sell any right, title or interest, in, to or under the Shares or (b) with respect to any acquisition, merger or sale of, or any other business combination relating to, Lifestreams or the assets or operations of Lifestreams.

4.7   Sophistication.  Network-1 (a) is a sophisticated assignee with respect to the purchase of each of the Purchased Assets, (b) is an “accredited investor” as such term is defined pursuant to Regulation D promulgated under the Securities Act, (c) is able to bear the economic risk associated with the purchase of each of the Purchased Assets, (d) has adequate information concerning the business and financial condition of Lifestreams to make an informed decision regarding the purchase of the Shares, (e) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the purchase of rights and assumption of liabilities of the type contemplated in this Agreement and (f) has independently and without reliance upon MW or any of its affiliates or representatives, and based on such information as Network-1 has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Network-1 has relied upon MW’s express representations and warranties in this Agreement.  Network-1 acknowledges that MW has not given Network-1 any investment advice, credit information or opinion as to whether the purchase of any of the Purchased Assets is prudent. Network-1 acknowledges and agrees that, except as expressly set forth herein, no estoppels or other confirmation of the outstanding amount of the Shares or any other information regarding the Shares will be provided from Lifestreams.

4.8   Access. Network-1 acknowledges that it (a) has been given a full opportunity to discuss the business, management and financial affairs of MW and Lifestreams with MW’s and Lifestream’s management and (b) has been given full access to information by MW and its affiliates, (c) has been fully permitted to request information from MW which requests have not been denied by MW and (d) has had a full opportunity to ask questions of, and receive answers from, the officers of MW and Lifestreams concerning each of the Purchased Assets, the business operations, market potential, capitalization, financial condition and prospects of Lifestreams and MW, and all other matters deemed relevant by Network-1.  Network-1 acknowledges and agrees that it has had an opportunity to evaluate all information regarding MW and Lifestreams as it has deemed necessary or desirable in connection with each of the Purchased Assets, has independently evaluated each of the Purchased Assets and has reached its own decision to become a party to this Agreement in reliance upon its own independent analysis of the value of each of the Purchased Assets and the financial condition, commercial and financial outlook, and creditworthiness of Lifestreams, based on such documents and information as Network-1 deemed appropriate or necessary, and not in reliance on any representation, warranty, analysis or advice, whether express or implied, made by MW or any affiliate, agent or representative of MW, other than those representations and warranties expressly made by MW herein.

4.9   Rule 144 Representations.

(a) Network-1 is, and has been for a period of at least 90 days immediately before the Closing Date, subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) Network-1 has (i) filed all reports required under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months preceding the Closing Date, other than Form 8-K reports and (ii) submitted electronically and posted on its corporate web site every Interactive Data File (as defined in Part 232 of Regulation S-T promulgated pursuant to the Exchange Act) required to be submitted and posted pursuant to Rule 405 of Regulation S-T, during the 12 months preceding the Closing Date (or for such shorter period that Network-1 was required to submit and post such files).

4.10   Litigation.  There is no Action or Proceeding pending or, to the Knowledge of Network-1, no Action or Proceeding has been threatened in writing against Network-1 with regard to the execution, delivery or performance of this Agreement and the Other Transaction Documents.

4.11   Disclosure.  No representation, warranty or covenant made by Network-1 in this Agreement, the Exhibits or Schedules attached to this Agreement contains an unfair statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained herein or therein misleading.

SECTION 5

COVENANTS

5.1   Confidentiality.

(a) Each party (the “Recipient”) acknowledges that it may, in the course of performing its responsibilities under this Agreement, be exposed to or acquire Confidential Information of the other party (the “Discloser”).  Except as required by Law, including the rules and regulations of the U.S. securities laws, and to the extent otherwise provided herein, Recipient agrees to hold the Confidential Information in strict confidence and not to copy, reproduce, sell, assign, license, market, transfer or otherwise dispose of, give or disclose such information to third parties or to use such information for any purposes whatsoever other than the performance of this Agreement.

(b) If Recipient is requested to disclose all or any part of any Confidential Information under a subpoena, or inquiry issued by a court of competent jurisdiction, law enforcement entity, regulator with jurisdiction over Recipient or by a judicial or administrative agency or legislative body or committee (“Legal Authority”), Recipient shall (i) to the extent permitted by such Legal Authority or applicable Law, promptly notify Discloser of the existence, terms and circumstances surrounding such request; (ii) to the extent permitted by such Legal Authority, consult with Discloser on the advisability of taking legally available steps to resist or narrow such request and reasonably cooperate with Discloser on any such steps it reasonably considers advisable; and (iii) if disclosure of the Confidential Information is required or deemed advisable, at Discloser’s request and cost, exercise its commercially reasonable efforts to obtain an order, stipulation or other reliable assurance acceptable to Discloser that confidential treatment shall be accorded to such portion of the Confidential Information to be disclosed. Discloser shall reimburse Recipient for reasonable legal fees and expenses incurred in Recipient’s effort to comply with this provision. The parties agree that disclosure in accordance with this Section 5.1 does not, by itself, invoke or otherwise give rise to the exclusions of Section 5.1(c) or any other exceptions to the use and handling of Confidential Information.

(c) Notwithstanding the definition of such term as set forth in Section 1.1, Confidential Information shall not include information that is:

(i) in or becomes part of the public domain other than by disclosure by Recipient in violation of this Agreement or a third party in violation of a duty of confidentiality;

(ii) demonstrably known to Recipient previously, without a duty of confidentiality;

(iii) independently developed by Recipient outside of this Agreement without reference to or use of the other party’s Confidential Information; or

(iv) disclosed by Network-1 pursuant to Section 5.1(d) hereof; or

(v) rightfully obtained by Recipient from third parties without a known duty of confidentiality.

(d) Network-1 Disclosure Obligations.  MW agrees and acknowledges that Network-1, as a public company, has disclosure obligations under the U.S. securities laws.  MW understands that following the Closing Network-1 will issue a press release regarding the transactions contemplated in this Agreement and will file a Current Report on Form 8-K with the SEC which shall include this Agreement as an exhibit.  In addition, Network-1, as it deems appropriate, may elect to further disclose this Agreement and any of its terms either in subsequent press releases, filings with the SEC and/or otherwise to meet its responsibilities and obligations as a public company.

(e) Injunctive Relief.  It is understood and agreed that in the event of a breach of this Section 5.1 damages may not be an adequate remedy and the non-breaching party shall be entitled to apply for injunctive relief to restrain any such breach, threatened or actual.

(f) Common Interest Disclosure.  MW and Network-1 agree that they may disclose Confidential Information in furtherance of their common legal interest in accordance with and subject to the Common Interest Agreement, dated March 18, 2013, between Network-1 and MW.

5.2   Transfer of Warrants by MW.  MW will not sell or otherwise dispose of any of the Warrants or the Warrant Shares unless such sale or disposition is pursuant to the terms of an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. MW consents that the transfer agent of Network-1 may be instructed not to transfer the Warrants or any Warrant Shares, unless it receives satisfactory evidence of compliance with the foregoing provisions, and that there may be endorsed upon any certificate (or other instrument) representing such securities (and any certificates issued in substitution therefor) a standard legend calling attention to the foregoing restrictions or transferability of the Warrants or Warrant Shares.

5.3   Transfer of Shares by Network-1.  Network-1 will not sell or otherwise dispose of any of the Shares unless such sale or disposition is (a) pursuant to the terms of an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act and (b) pursuant to and in accordance with the terms and conditions of each of the Lifestreams Agreements. Network-1 consents that Lifestreams may be instructed not to transfer any of the Shares, unless it receives satisfactory evidence of compliance with the foregoing provisions, and that there may be endorsed upon any certificate (or other instrument) representing such Shares (and any certificates issued in substitution therefor) a standard legend calling attention to the foregoing restrictions on transferability of the Shares.

5.4   Gelernter Consulting Agreement.  MW shall, on a transitional basis, until the earlier of (a) the date a new consulting agreement is entered into between Network-1 and David Gelernter, or (b) December 31, 2013 (the “Obligation Period”), use all commercially reasonable efforts to (i) make the benefit of the consulting agreement, dated as of November 2011, by and between MW and David Gelernter (the “Gelernter Consulting Agreement”) available to Network-1 so long as Network-1 promptly reimburses MW for all payments made by MW in connection therewith and indemnifies MW with respect thereto, pursuant to that certain reimbursement and indemnity agreement between MS and Network-1 dated as of the date hereof (the “Reimbursement and Indemnity Agreement”), and (ii) enforce at the request of Network-1 and at the expense and for the account of Network-1, any rights of MW arising from the Gelernter Consulting Agreement against David Gelernter (including, without limitation, the right to elect to terminate the Consulting Agreement in accordance with the terms thereof).  If any payments required of Network-1 fall into arrears, MW may require advance payments of amounts reasonably anticipated by MW to be owed under the Reimbursement and Indemnity Agreement.  MW will not take any action or suffer any omission which would limit or restrict or terminate in any material respect the benefits to Network-1 of the Consulting Agreement unless, in good faith and after consultation with and prior written notice to Network-1, MW is ordered in writing to do so by a governmental entity of competent jurisdiction or MW is otherwise required to do so by Law; provided, that, if any such order is appealable, MW will, at Network-1’s cost and expense, take such actions as are reasonably requested by Network-1 to file and pursue such appeal and to obtain a stay of such order.  Notwithstanding the foregoing, MW shall not be indemnified to the extent of any MW Losses (as defined in Section 6.1 hereof) that result from (i) MW’s failure to take any lawful action in accordance with Network-1’s reasonable instructions or (ii) MW’s gross negligence or willful misconduct.  MW agrees not to deliver a termination of the Gelernter Consulting Agreement until the end of the Obligation Period.  MW MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO, AND DOES NOT GUARANTEE, THE PERFORMANCE BY GELERNTER OF HIS OBLIGATIONS UNDER THE GELERNTER CONSULTING AGREEMENT.

SECTION 6

INDEMNIFICATION

6.1   Indemnification.  Subject to the provisions in this Section 6, MW and Network-1 each agree to, at its sole cost and expense, indemnify, defend and hold harmless the other party or parties and each of their Affiliates and, their respective directors, officers, partners, employees, representatives, advisers, consultants, successors and assigns from and against any and all losses, liabilities, expenses (including reasonable fees and disbursements of counsel and reasonable expenses of investigation and defense), claims (including third party claims), liens, encumbrances and other obligations of any nature whatsoever (hereinafter individually, a “Loss” and collectively, “Losses”) which, directly or indirectly, arise out of or result from any breach of any representation and warranty, or any breach of any covenant or agreement, of such party contained in this Agreement, the Conveyance Documents, any of the Warrants, the Registration Rights Agreement, the Other Transaction Documents or any agreement or document delivered pursuant hereto or thereto.

6.2   Method of Asserting Claims.  The party making a claim under this Section 6 is referred to as the “Indemnified Party” and the party against whom such claims are asserted under this Section 6 is referred to as the “Indemnifying Party”.  All claims by any Indemnified Party under this Section 6 shall be asserted and resolved as follows:

(a) In the event any Indemnified Party shall have a claim against any Indemnifying Party hereunder, including a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a “Claim Notice” with respect to such claim to the Indemnifying Party.

(b) After delivery of a Claim Notice, so long as any right to indemnification exists pursuant to this Section 6, the affected parties each agree to retain all books, records and other documentation related to such Claim Notice. In each instance, the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Party and its legal counsel with respect to any legal proceedings. Any Confidential Information, except as may be required by applicable Law, shall not be disclosed to any third Person (except for the representatives of the party being provided with the information, in which event the party being provided with the information shall request its representatives not to disclose any such information which it otherwise required hereunder to be kept confidential).

(c) The Indemnified Party shall take all reasonable steps to mitigate all indemnifiable Losses upon and after becoming aware of any event which could reasonably be expected to give rise to any Losses and damages that are indemnifiable hereunder. No party shall be entitled to indemnification to the extent of any insurance or tax benefits resulting from or which may be claimed as a result of the facts and circumstances relating to any indemnifiable claim. If any Losses are covered by insurance, the Indemnified Party shall use commercially reasonable efforts to recover the amount of such Losses from the insurer of such insurance which recovery shall reduce the amount of Losses hereunder.

(d) To the extent that either party discharges any claim for indemnification hereunder, subject to an insurance carrier’s right of subrogation, such party shall be subrogated to all rights of the other against third parties.

6.3   Liability Limits.  Notwithstanding anything to the contrary set forth herein, the maximum aggregate indemnification liability of either of MW or Network-1 under Section 6.1 hereof for any inaccuracy in or breach of any representation, warranty, covenant or agreement of MW or Network-1, as the case may be, contained in this Agreement, or the Other Transaction Documents or any agreement or document delivered pursuant hereto or thereto shall not exceed $4,000,000.

SECTION 7

WARRANTY DISCLAIMERS AND LIMITATION OF LIABILITY

7.1   IN NO EVENT SHALL NETWORK-1 OR MW BE LIABLE TO EACH OTHER, WHETHER IN CONTRACT, TORT, UNDER ANY WARRANTY OR ANY OTHER THEORY OF LIABILITY, FOR ANY SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST BUSINESS OR PROFITS, IN CONNECTION WITH ANY CLAIMS, LOSSES, DAMAGES, OR INJURIES ARISING OUT OF THE CONDUCT OF SUCH PARTY PURSUANT TO THIS AGREEMENT, THE CONVEYANCE DOCUMENTS OR ANY AGREEMENTS OR DOCUMENTS DELIVERED PURSUANT HERETO OR THERETO.

7.2   Except as specifically set forth in Section 3 of this Agreement, nothing within this Agreement, the Conveyance Documents or any agreements or documents delivered pursuant hereto or thereto, shall be construed as (a) a warranty or representation by MW as to the validity, scope and/or enforceability of any patent or patent application of the Patents; (b) a warranty or representation by MW that the practice of any patent or patent application of the Patents does not or will not infringe any third party patent or other intellectual property right; (c) conferring any license or any other right, by implication, estoppel or otherwise, under any patent application, patent right, or other intellectual property right, except as expressly granted herein; (d) imposing on MW any obligation to institute any suit or action for infringement of any intellectual property of MW, or to defend any suit or action brought by a third party that challenges or concerns the validity of any intellectual property of MW; (e) imposing on either party any obligation to file any patent application or secure any patent or maintain in force any patent; or (f) conferring any

7.3  License or right with respect to any trademark, trade or brand name, a corporate name of either party or any of their respective Affiliates or subsidiaries, or any other name or mark, or contraction, abbreviation or simulation thereof.

7.4   The representations and warranties set forth in Section 3 of this Agreement are the only representations and warranties made by MW with respect to the Patents. Except as specifically set forth herein, MW is selling the Patents to Network-1 “as is”. EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 3 OF THIS AGREEMENT, MW MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER RELATING TO THE PATENTS, ANY PAST, PRESENT, OR FUTURE CLAIMS OF INFRINGEMENT, OR THE PATENT DOCUMENTATION, INCLUDING THE CONDITION OF THE FOREGOING, THE MERCHANTABILITY OR THE FITNESS FOR ANY PARTICULAR PURPOSE. MW MAKES NO WARRANTY AS TO THE ACCURACY, SUFFICIENCY, OR SUITABILITY FOR USE OF ANY PORTION OR ALL OF THE PATENTS OR FOR THE DESIGN, DEVELOPMENT OR MANUFACTURE OF ANY PRODUCT OR THE PROVISION OF ANY SERVICE, AND ASSUMES NO RESPONSIBILITY. EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 4 OF THIS AGREEMENT, NETWORK-1 MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WHATSOEVER.

SECTION 8

GENERAL

8.1   Notices.  All notices, requests and other communications under this Agreement must be in writing and will be deemed to have been duly given upon receipt to the parties at the following addresses, facsimiles or e-mail (or at such other address, facsimile or e-mail for a party as shall be specified by the notice):

If to Network-1 Security Solutions, Inc.:

Network-1 Security Solutions, Inc. 445 Park Avenue, Suite 1020 New York, NY 10022 Attention: Corey Horowitz, Chairman and CEO Facsimile: (212) 829-5771 E-mail: corey@network-1.com with a copy (which shall not constitute notice) to:
Eiseman Levine Lehrhaupt & Kakoyiannis, P.C. 805 Third Avenue New York, NY 10022 Attention: Sam Schwartz, Esq. Facsimile: (212) 355-4608 E-mail: sschwartz@eisemanlevine.com
If to Mirror Worlds, LLC:
Mirror Worlds, LLC 4540 Kinsey Drive Tyler, Texas 75703 Attention: Kathleen N. Starrs Facsimile: (203) 302-1779 E-mail: KNS@starrsadvisors.com

With a copy (which shall not constitute notice) to:

Herrick, Feinstein LLP 2 Park Avenue New York, New York 10016 Attention: Irwin A. Kishner, Esq. Facsimile: (212) 545-3400 Email: ikishner@herrick.com
8.2   Entire Agreement.  This Agreement, the Other Transaction Documents, the exhibits and schedules hereto and thereto supersede all prior and contemporaneous discussions and agreements, both written and oral, between the parties with respect to the subject matter of this Agreement and constitute the sole and entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement with the understanding that the Common Interest Agreement, dated March 18, 2013, between the parties shall continue in full force and effect after the Effective Date.

8.3   Consent to Name; Name Change.  Promptly following the Closing Date, but in any event within five (5) business days after the Closing Date, MW shall take all necessary actions to effect the change of its name to one not containing the words “Mirror Worlds” or any variations thereof and shall deliver to Network-1 evidence of such change of name satisfactory to Network-1 and its counsel.  MW shall also execute and deliver to Network-1 any consents or other instruments, or take any other actions, which may be necessary in connection with this Section 8.3.

8.4   Waiver.  Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.  All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

8.5   Amendment.  This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party to this Agreement.

8.6   No Third-Party Beneficiary.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than each party’s Affiliates as specifically provided in this Agreement and the Indemnified Parties.

8.7   Assignment: Binding Effect.  This Agreement may not be assigned by either party without the express written consent of the other party.  This Agreement is binding upon and inures to the benefit of the parties hereto and their successors and permitted assigns.

8.8   Consent to Jurisdiction and Service of Process.  Each party hereby irrevocably submits to the exclusive jurisdiction of any federal or state court located in the County of New York, State of New York, in respect of any action, suit or proceeding arising in connection with this Agreement, the Other Transaction Documents and the transactions contemplated hereby and thereby, and agrees that any such action, suit or proceeding shall be brought only in the United States District Court for the Southern District of New York (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 8.8 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose.  Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement or the Conveyance Documents by complying with the provisions of Section 8.1 hereof. Such service of process shall have the same effect as if the party being served were a resident in the State of New York and had been lawfully served with such process in such jurisdiction.  The parties hereby waive all claims of error by reason of such service. Nothing herein shall affect the right of any party to service process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned courts.

8.9   Specific Performance.  The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, to the extent that irreparable damage may occur and no adequate remedy at law exists, then the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at Law or equity.

8.10   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard for the conflicts of laws principles thereof.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM OR PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

8.11   Severability.  If any one or more of the provisions of this Agreement is or are for any reason held to be invalid, illegal or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement will be unimpaired and will remain in full force and effect, and the invalid, illegal or unenforceable provision will be replaced by a valid, legal and enforceable provision that comes closest to the intent of the parties underlying the invalid, illegal or unenforceable provision.

8.12   Survival.  The representations and warranties of MW contained in this Agreement, the Other Transaction Documents or any agreement or document delivered pursuant hereto or thereto shall survive the Effective Date for a period of twelve (12) months, and thereafter be of no force or effect; The representations and warranties of Network-1 contained in this Agreement or any agreement or document delivered pursuant hereto or thereto shall survive the Effective Date for a period of twelve (12) months, and thereafter be of no force or effect.

8.13   Further Assurances.  At any time and from time to time after the Effective Date at the request of Network-1, and without further consideration but at the sole expense of Network-1, MW will (i) execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Network-1 may reasonably deem necessary or desirable in order to transfer, convey and assign the Purchased Assets more effectively to Network-1, (ii) continue to participate as a party to MW Petition for Certiorari to the U.S. Supreme Court in the action styled Mirror Worlds, LLC, Petitioner v Apple Inc. (US-SPM-DC 12-1158) (the “Supreme Court Action”) until Network-1 or its subsidiary has been granted leave to intervene and take over for MW as a real party in interest in the Supreme Court

Action, (iii) submit documents in support of, and reasonably cooperate with, Network-1’s efforts to intervene in the Supreme Court Action and (iv) submit documents providing for Network-1 to take over the pending MW reexamination proceeding at the PTO.  MW shall remain in existence until the earlier of (i) the end of the Supreme Court Action or (ii) at such time as Network-1 or its subsidiary has been substituted as the real party in interest in the Supreme Court Action; provided, that, in any event MW shall not be obligated to stay in existence beyond December 31, 2013.

8.14   Independent Parties.  This Agreement is not intended to and shall not create any partnership, joint venture or agency relationship between either party.

8.15   Precedence.  If any of the terms or conditions of this Agreement conflict with any of the terms or conditions of any exhibit or schedule, the terms or conditions, as applicable, of this Agreement shall control over such exhibit or schedule.

8.16   Waiver of Conflicts.  The parties hereto understand and recognize that the law firm of Cooper & Dunham LLP (“C&D”) has and continues to represent MW in connection with patent prosecution matters pertaining to the Patents.  MW agrees and consents that C&D may represent Network-1 and/or its Affiliates in the continued prosecution of the Patents after the Effective Date.  Both MW and Network-1 (including its Affiliates) knowingly waive any conflict of interest created by such representation; provided that this waiver does not extend to (a) C&D’s inappropriate use or disclosure of confidential information of either MW or Network-1 (including its Affiliates) obtained by C&D in connection with the work performed or (b) the representation of Network-1 by C&D in any litigation between MW and Network-1.

8.17   Counterparts; Facsimile Signature; PDF.  This Agreement may be executed in any number of counterparts, which together shall be deemed one original, and delivery of copies of or facsimile or e-mail pdf signatures shall be deemed of equal force as delivery of original signatures.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, each acting under due and proper authority, have executed this Agreement as of the date written above.

MIRROR WORLDS, LLC By: /s/ James B. Healy Name: James B. Healy Title: Managing Director
NETWORK-1 SECURITY SOLUTIONS, INC.

By: /s/ Corey M. Horowitz
Name: Corey M. Horowitz
Title: Chairman and Chief Executive Officer

Schedule A
Disclosure Schedule

3.5           Litigation.

(a) Inter Partes Reexamination of U.S. Patent No. 6,768,999 in the United States Patent and Trademark Office before the Board of Patent Appeals and Interferences (Reexamination Application/Control No. 95/001, 171).

(b) Mirror Worlds, LLC v. Apple, Inc., Civil Action No. 6:08-cv-00088-LED, in the United States District Court in the Eastern District of Texas (the “Lawsuit”), and all appeals therefrom.

(c) Order, dated January 29, 2010, relating to the Lawsuit pursuant to which the Court required Mirror Worlds, LLC to pay $23,100 for the services of Michael McLemore.

(d) Order (granting Motion for Taxation of Costs), dated October 25, 2011, relating to the Lawsuit pursuant to which the Court granted costs to Apple in the agreed amount of $190,000.00 as detailed in the parties' submission.

(e) Order Granting Motion to Approve Supersedeas Bond and Stay Execution of Judgment on Costs, dated November 16, 2011, relating to the Lawsuit.

3.10           Law Firm Encumbrances and Engagements

1. Engagement Letter, dated as of January 16, 2008, by and between Jenner & Block LLP, Mirror Worlds, LLC (“Mirror Worlds”) and Plainfield Asset Management LLC (“PAM”).

2. Engagement Letter, dated as of March 18, 2009, by and between Stroock & Stroock & Lavan LLP, Mirror Worlds and PAM.

3. Engagement Letter, dated March 31, 2009, by and between Cooper & Dunham LLP and Plainfield Specialty Holdings I Inc.

4. Engagement Letter, dated as of January __, 2011, by and between Ireland, Carroll & Kelley, P.C. and Mirror Worlds.

5. Engagement Agreement, dated as of May 5, 2011, by and between Finnegan, Henderson, Farabow, Garrett & Dunner, LLP and Mirror Worlds.

6. Engagement Letter, dated as of June 1, 2011, by and between Boies, Schiller & Flexner LLP and Mirror Worlds.

7. Engagement Letter, dated as of March 19, 2013, by and between Amster Rothstein & Ebenstein LLP and Mirror Worlds.

Schedule B

Permitted Law Firm Encumbrances

1.
Encumbrance of Stroock & Stroock & Lavan LLP (“Stroock”) with respect to a 5% contingency fee payable to Stroock, pertaining to the Lawsuit in accordance with the terms and provisions of Section 2(b) of the engagement letter, dated March 18, 2009, among Stroock, MW and Plainfield Asset Management LLC.

2.
Encumbrance of Ireland, Carroll and Kelley, P.C. (“ICK”) with respect to a 1% contingency fee in excess of a $208.5 million recovery, payable to ICK, pertaining to the Lawsuit in accordance with the terms and provisions of the letter agreement, dated January __, 2011, among MW, Plainfield Specialty Holdings Inc., Recognition Interface, LLC and ICK.

Other Permitted Encumbrances

1.	Encumbrance of the Lifestreams Patent License Agreement pertaining to the Patents.

2.	Encumbrance of the Lifestreams Agreements pertaining to the Shares.

3.	Encumbrances of the Security Agreement pertaining to the pledge of cash collateral thereunder.

Exhibit 1

Conveyance Documents

RECORDABLE ASSIGNMENT

Assignment of Patents from ASSIGNOR to ASSIGNEE

In consideration of the payment by ASSIGNEE to ASSIGNOR of good and valuable consideration, the receipt of which is hereby acknowledged, ASSIGNOR:

Mirror Worlds, LLC
4540 Kinsey Dr.
Tyler, Texas 75703,

hereby sells, assigns, conveys, quitclaims, and transfers to ASSIGNEE:

Mirror Worlds Technologies, LLC
100 E. Ferguson, Suite 711
Tyler, Texas  75702

and the successors and assigns of the ASSIGNEE, all of ASSIGNOR’S entire right, title, and interest in and to (1)each of those patents and patent applications set forth in Exhibit A hereto, including, all divisions, continuations, continuations-in-part, reissues, reexaminations, renewals, other post grant issuances, and extensions thereof, any counterparts (foreign or otherwise) claiming priority, in whole or in part, therefrom, utility models, patents of importation/confirmation, and certificates of invention, filed or unfiled, and like statutory rights, and the inventions disclosed in any of the above, (the “PATENTS”), (2) all income, royalties, damages, and payments now or hereafter due or payable based on the PATENTS, and (3) all causes of action (either in law or in equity) and the sole right to sue, counterclaim, and recover for past, present, and future infringement of the PATENTS.

ASSIGNOR authorizes ASSIGNEE to make applications for, and to receive, patents for said PATENTS in any countries or regions, in ASSIGNEE’S name, or in ASSIGNOR’S name, at ASSIGNEE’S election.

ASSIGNOR covenants and agrees (1) to execute or procure any further necessary assurance of the title to the PATENTS, (2) at any time, upon the request and at the expense of ASSIGNEE, to provide any testimony in any interference, litigation, or proceeding related to the PATENTS, (3) to execute all papers that may be necessary or desirable to perfect the title to said PATENTS, and (4) at any time, upon the request and at the expense of ASSIGNEE, its successors, and assigns, to execute all rightful oaths or declarations, and do all lawful acts required to procure any PATENT, without further compensation, but at the expense of ASSIGNEE, its successors, assigns, or other legal representatives.

1

ASSIGNOR authorizes and requests the Commissioner of Patents to issue any United States PATENTS to Mirror Worlds Technologies, LLC, as its ASSIGNEE.

Mirror Worlds, LLC

By: ____________________________________                                                                                                      Date:  ____________________
       Name: James B. Healy
       Title:  Managing Director
       Date:

IN WITNESS WHEREOF, ASSIGNOR has signed this Assignment on this _____ day of May, 2013.

STATE OF                                          )
) ss.:
COUNTY OF                                     )

On this ______ day of May, 2013, before me, _____________________, the undersigned officer, personally appeared James B. Healy, to me known and known to me to be the Managing Director of Plainfield Specialty Holdings I Inc. and acknowledged that he, as an officer authorized to do so, executed the foregoing instrument for the purposes contained therein by signing the name of the company by himself as an officer.

________________________________
Notary Public

2

Confirmation of Prior Assignment of Rights to Mirror Worlds, LLC and Assignment and Quitclaim of Any Remaining Rights to Mirror Worlds Technologies, LLC

WHEREAS, subject to a prior agreement between Recognition Interface, LLC (“RI”) and Plainfield Specialty Holdings I Inc. (“PLAINFIELD”), and for payment of good and valuable consideration, previously acknowledged as received, RI previously assigned to PLAINFIELD, and RI consented to the Assignment from PLAINFIELD to Mirror Worlds, LLC (“ASSIGNOR”), of all of its right, title, and interest in and to each of those patents and patent applications set forth in Exhibit A hereto, including, all divisions, continuations, continuations-in-part, reissues, reexaminations, renewals, other post grant issuances, and extensions thereof, any counterparts (foreign or otherwise) claiming priority, in whole or in part, therefrom, utility models, patents of importation/confirmation, and certificates of invention, filed or unfiled, and like statutory rights, and the inventions disclosed in any of the above (the “PATENTS”), (2) all income, royalties, damages, and payments now or hereafter due or payable based on the PATENTS, and (3) all causes of action (either in law or in equity) and the sole right to sue, counterclaim, and recover for past, present, and future infringement of the PATENTS.

WHEREAS RI wishes to confirm that it no longer retains any right, title, or interest in and to (1) the PATENTS, (2) any income, royalties, damages, and payments now or hereafter due or payable based on the PATENTS, and (3) any cause of action (either in law or in equity) or right to sue, counterclaim, and recover for past, present, and future infringement of the PATENTS;

Now, therefore, in consideration of good and valuable consideration received by RI, the receipt of which is hereby acknowledged, and subject to an agreement entered into by Network-1 Security Solutions, Inc. and RI dated May __, 2013, RI hereby agrees that:

1.	RI hereby consents to the assignment of the PATENTS from ASSIGNOR to Mirror Worlds Technologies, LLC (“ASSIGNEE”); and

2.
RI retains no right, title, or interest in and to (1) the PATENTS, (2) any income, royalties, damages, and payments now or hereafter due or payable based on the PATENTS, and (3) any cause of action (either in law or in equity) or right to sue, counterclaim, and recover for past, present, and future infringement of the PATENTS; and

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3.
to the extent RI retained any right, title or interest in and to (1) the PATENTS, (2) any income, royalties, damages, and payments now or hereafter due or payable based on the PATENTS, and (3) any causes of action (either in law or in equity) or any right to sue, counterclaim, and recover for past, present, and future infringement of the PATENTS, RI hereby sells, assigns, conveys, quitclaims, and transfers any such right, title, or interest to ASSIGNEE.

Recognition Interface, LLC

By: ____________________________________                                                                                                      Date:  ____________________
       Name:
       Title:
       Date:

IN WITNESS WHEREOF, Recognition Interface, LLC has signed this Assignment on this _____ day of May, 2013.

STATE OF                                          )
                                                            ) ss.:
COUNTY OF                                     )

On this ______ day of May, 2013, before me, _____________________, the undersigned officer, personally appeared Frank A. Weil, to me known and known to me to be the President of Recognition Interface, LLC and acknowledged that he, as an officer authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as an officer.

________________________________
Notary Public

4

Exhibit A

The PATENTS

U.S. Patent App. No.	Title	Filing Date	U.S. Patent No.	Issue Date	Status

08/673,255	DOCUMENT STREAM OPERATING SYSTEM	06/28/1996	6,006,227	12/21/1999	Patented
90/010,506	DOCUMENT STREAM OPERATING SYSTEM	04/23/2009	6,006,227 C1	06/07/2011
90/011,605	DOCUMENT STREAM OPERATING SYSTEM	03/29/2011	6,006,227 C2	12/20/2011
09/398,611	DOCUMENT STREAM OPERATING SYSTEM	09/17/1999	6,638,313	10/28/2003	Patented
90/010,513	DOCUMENT STREAM OPERATING SYSTEM	04/23/2009	6,638,313 C1	05/03/2011
90/011,348	DOCUMENT STREAM OPERATING SYSTEM	11/19/2010	6,638,313 C2	12/20/2011
09/499,996	DELIVERING TARGETED, ENHANCED ADVERTISEMENTS ACROSS ELECTRONIC NETWORKS	02/08/2000	6,496,857	12/17/2002	Patented
09/892,258	ENTERPRISE, STREAM-BASED, INFORMATION MANAGEMENT SYSTEM	06/26/2001	6,768,999	07/27/2004	Patented
09/892,385	DESKTOP, STREAM-BASED, INFORMATION MANAGEMENT SYSTEM	06/26/2001	N/A	N/A	Abandoned
10/013,150	DOCUMENT STREAM OPERATING SYSTEM WITH DOCUMENT ORGANIZING AND DISPLAY FACILITIES	12/10/2001	6,725,427	04/20/2004	Patented
10/238,367	STREAM-BASED INFORMATION MANAGEMENT SYSTEM	09/09/2002	N/A	N/A	Abandoned
10/397,752	DOCUMENT STREAM OPERATING SYSTEM	03/26/2003	N/A	N/A	Abandoned

5

U.S. Patent App. No.	Title	Filing Date	U.S. Patent No.	Issue Date	Status

10/455,607	STREAM-BASED INFORMATION MANAGEMENT SYSTEM	06/04/2003	N/A	N/A	Abandoned
10/834,561	DOCUMENT STREAM OPERATING SYSTEM	04/27/2004	N/A	N/A	Abandoned
11/528,070	DESKTOP, STREAM-BASED, INFORMATION MANAGEMENT SYSTEM	09-26-2006	7,865,538	01/04/2011	Patented
11/607,099	DOCUMENT STREAM OPERATING SYSTEM	12/01/2006	N/A	N/A	Abandoned
12/049,237	DOCUMENT STREAM OPERATING SYSTEM	03/14/2008	N/A	N/A	Pending
12/049,247	DOCUMENT STREAM OPERATING SYSTEM	03/14/2008	N/A	N/A	Abandoned
12/049,249	DOCUMENT STREAM OPERATING SYSTEM	03/14/2008	N/A	N/A	Pending
12/077,047	DESKTOP, STREAM-BASED, INFORMATION MANAGEMENT SYSTEM	03/14/2008	7,849,105	12/07/2010	Patented
12/761,262	DOCUMENT STREAM OPERATING SYSTEM	04/15/2010	N/A	N/A	Pending
12/966,809	DESK-TOP, STREAM-BASED, INFORMATION MANAGEMENT SYSTEM	12/13/2010	8,255,439	08/28/2012	Patented
13/234,026	DOCUMENT STREAM OPERATING SYSTEM	09/15/2011	N/A	N/A	Pending

6

U.S. Patent App. No.	Title	Filing Date	U.S. Patent No.	Issue Date	Status

13/399,956	DESKTOP, STREAM-BASED, INFORMATION MANAGEMENT SYSTEM	02/17/2012	8,280,931	10/02/2012	Patented
13/602,578	DESKTOP, STREAM-BASED, INFORMATION MANAGEMENT SYSTEM	09/04/2012	N/A	N/A	Pending
90/011,347	DOCUMENT STREAM OPERATING SYSTEM WITH DOCUMENT ORGANIZING AND DISPLAY FACILITIES	11/19/ 2010	N/A	N/A	Pending
95/001,171	ENTERPRISE, STREAM-BASED, INFORMATION MANAGEMENT SYSTEM	04/23/2009	N/A	N/A	Pending
95/001,172	DOCUMENT STREAM OPERATING SYSTEM WITH DOCUMENT ORGANIZING AND DISPLAY FACILITIES	04/23/2009	N/A	N/A	Pending

7

U.S. Provisional Patent App. No.	Title	Filing Date	Status
60/240,480	WIRELESS APPLIANCE ACCESS TO HETEROGENEOUS DOCUMENTS IN TIME-ORDERED STREAMS	10/13/2000	Expired
60/274,575	INFORMATION MANAGEMENT SOLUTION, INCLUDING PEERING SERVICES	03/09/2001	Expired

PCT App. No.	Title	Int’l Filing Date
PCT/US01/40060	DELIVERING TARGETED, ENHANCED ADVERTISEMENTS ACROSS ELECTRONIC NETWORKS	02/07/2001

The PATENTS, in addition to the above-listed patent applications and patents, further include all divisions, continuations, continuations-in-part, reissues, reexaminations, renewals, other post grant issuances, and extensions thereof, any counterparts (foreign or otherwise) claiming priority, in whole or in part, therefrom, utility models, patents of importation/confirmation, and certificates of invention, filed or unfiled, and like statutory rights, and the inventions disclosed in any of the above.

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Exhibit 1

RECORDABLE ASSIGNMENT
NUNC PRO TUNC

Assignment of Patents from ASSIGNOR to ASSIGNEE
Effective March 5, 2008

WHEREAS a patent assignment agreement (the “PATENT ASSIGNMENT AGREEMENT”) was made and entered into on March 5, 2008, by and between ASSIGNOR:

Plainfield Specialty Holdings I Inc.
4540 Kinsey Dr.
Tyler, Texas 75703,

a corporation organized under the laws of the State of Delaware, and ASSIGNEE:

Mirror Worlds, LLC
4540 Kinsey Dr.
Tyler, Texas 75703,

a corporation organized under the laws of the State of Texas.

WHEREAS, it was the clear and manifest intent of ASSIGNOR on March 5, 2008, pursuant to the PATENT ASSIGNMENT AGREEMENT, to sell, assign, convey, quitclaim, and transfer to ASSIGNEE all of ASSIGNOR’s entire right, title, and interest in and to (1) U.S. Patent Application Serial No. 09/499,996, now U.S. Patent No. 6,496,857, and U.S. Patent Application Serial No. 09/892,385 and PCT/US01/40060 (the “PATENTS”), (2) all income, royalties, damages, and payments now or hereafter due or payable based on the PATENTS, and (3) all causes of action (either in law or in equity) and the sole right to sue, counterclaim, and recover for past, present, and future infringement of the PATENTS;

WHEREAS, ASSIGNOR and ASSIGNEE have realized that there were certain ambiguities in the PATENT ASSIGNMENT AGREEMENT;

WHEREAS, ASSIGNOR, prior to March 5, 2008, was the owner of the entire right, title, and interest in and to (1) the PATENTS, (2) all income, royalties, damages, and payments now or hereafter due or payable based on the PATENTS, and (3) all causes of action (either in law or in equity) and the sole right to sue, counterclaim, and recover for past, present, and future infringement of the PATENTS;

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Now, therefore, in consideration of the payment by ASSIGNEE to ASSIGNOR of good and valuable consideration, the receipt of which is hereby acknowledged, ASSIGNOR sells, assigns, conveys, quitclaims, and transfers, nunc pro tunc, effective March 5, 2008, to ASSIGNEE and the successors and assigns of ASSIGNEE, the entire right, title, and interest in and to (1) the PATENTS, (2) all income, royalties, damages, and payments now or hereafter due or payable based on the PATENTS, and (3) all causes of action (either in law or in equity) and the sole right to sue, counterclaim, and recover for past, present, and future infringement of the PATENTS.

ASSIGNOR hereby covenants that no assignment, sale, agreement, or encumbrance has been, or will be, made or entered into which would conflict with this Assignment.

ASSIGNOR covenants and agrees (1) to execute or procure any further necessary assurance of the title to the PATENTS, (2) at any time, upon the request and at the expense of ASSIGNEE, to provide any testimony in any interference, litigation, or proceeding related to the PATENTS, (3) to execute all papers that may be necessary or desirable to perfect the title to said PATENTS, and (4) at any time, upon the request and at the expense of ASSIGNEE, its successors, and assigns, to execute all rightful oaths or declarations, and do all lawful acts required to procure any PATENT, without further compensation, but at the expense of ASSIGNEE, its successors, assigns, or other legal representatives.

ASSIGNOR authorizes and requests the Commissioner of Patents to issue any United States PATENTS to Mirror Worlds, LLC, as its ASSIGNEE.

2

Plainfield Specialty Holdings I Inc.

By: ____________________________________                                                                                                      Date:  ____________________
       Name:
       Title:
       Date:

IN WITNESS WHEREOF, ASSIGNOR has signed this Assignment on this _____ day of May, 2013.

STATE OF                                           )
                                                             ) ss.:
COUNTY OF                                      )

On this ______ day of May, 2013, before me, _____________________, the undersigned officer, personally appeared James B. Healy, to me known and known to me to be the Managing Director of Plainfield Specialty Holdings I, Inc. and acknowledged that he, as an officer authorized to do so, executed the foregoing instrument for the purposes contained therein by signing the name of the company by himself as an officer.

                     ________________________________
                                                                                                                                                         Notary Public

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Exhibit 2

Patents & Patent Applications

The Patents

U.S. Patent App. No.	Title	Filing Date	U.S. Patent No.	Issue Date	Status

08/673,255	DOCUMENT STREAM OPERATING SYSTEM	06/28/1996	6,006,227	12/21/1999	Patented
90/010,506	DOCUMENT STREAM OPERATING SYSTEM	04/23/2009	6,006,227 C1	06/07/2011
90/011,605	DOCUMENT STREAM OPERATING SYSTEM	03/29/2011	6,006,227 C2	12/20/2011
09/398,611	DOCUMENT STREAM OPERATING SYSTEM	09/17/1999	6,638,313	10/28/2003	Patented
90/010,513	DOCUMENT STREAM OPERATING SYSTEM	04/23/2009	6,638,313 C1	05/03/2011
90/011,348	DOCUMENT STREAM OPERATING SYSTEM	11/19/2010	6,638,313 C2	12/20/2011
09/499,996	DELIVERING TARGETED, ENHANCED ADVERTISEMENTS ACROSS ELECTRONIC NETWORKS	02/08/2000	6,496,857	12/17/2002	Patented
09/892,258	ENTERPRISE, STREAM-BASED, INFORMATION MANAGEMENT SYSTEM	06/26/2001	6,768,999	07/27/2004	Patented
09/892,385	DESKTOP, STREAM-BASED, INFORMATION MANAGEMENT SYSTEM	06/26/2001	N/A	N/A	Abandoned
10/013,150	DOCUMENT STREAM OPERATING SYSTEM WITH DOCUMENT ORGANIZING AND DISPLAY FACILITIES	12/10/2001	6,725,427	04/20/2004	Patented

1

U.S. Patent App. No.	Title	Filing Date	U.S. Patent No.	Issue Date	Status

10/238,367	STREAM-BASED INFORMATION MANAGEMENT SYSTEM	09/09/2002	N/A	N/A	Abandoned
10/397,752	DOCUMENT STREAM OPERATING SYSTEM	03/26/2003	N/A	N/A	Abandoned
10/455,607	STREAM-BASED INFORMATION MANAGEMENT SYSTEM	06/04/2003	N/A	N/A	Abandoned
10/834,561	DOCUMENT STREAM OPERATING SYSTEM	04/27/2004	N/A	N/A	Abandoned
11/528,070	DESKTOP, STREAM-BASED, INFORMATION MANAGEMENT SYSTEM	09-26-2006	7,865,538	01/04/2011	Patented
11/607,099	DOCUMENT STREAM OPERATING SYSTEM	12/01/2006	N/A	N/A	Abandoned
12/049,237	DOCUMENT STREAM OPERATING SYSTEM	03/14/2008	N/A	N/A	Pending
12/049,247	DOCUMENT STREAM OPERATING SYSTEM	03/14/2008	N/A	N/A	Abandoned
12/049,249	DOCUMENT STREAM OPERATING SYSTEM	03/14/2008	N/A	N/A	Pending
12/077,047	DESKTOP, STREAM-BASED, INFORMATION MANAGEMENT SYSTEM	03/14/2008	7,849,105	12/07/2010	Patented
12/761,262	DOCUMENT STREAM OPERATING SYSTEM	04/15/2010	N/A	N/A	Pending
12/966,809	DESK-TOP, STREAM-BASED, INFORMATION MANAGEMENT SYSTEM	12/13/2010	8,255,439	08/28/2012	Patented

2

U.S. Patent App. No.	Title	Filing Date	U.S. Patent No.	Issue Date	Status

13/234,026	DOCUMENT STREAM OPERATING SYSTEM	09/15/2011	N/A	N/A	Pending
13/399,956	DESKTOP, STREAM-BASED, INFORMATION MANAGEMENT SYSTEM	02/17/2012	8,280,931	10/02/2012	Patented
13/602,578	DESKTOP, STREAM-BASED, INFORMATION MANAGEMENT SYSTEM	09/04/2012	N/A	N/A	Pending
90/011,347	DOCUMENT STREAM OPERATING SYSTEM WITH DOCUMENT ORGANIZING AND DISPLAY FACILITIES	11/19/ 2010	N/A	N/A	Pending
95/001,171	ENTERPRISE, STREAM-BASED, INFORMATION MANAGEMENT SYSTEM	04/23/2009	N/A	N/A	Pending
95/001,172	DOCUMENT STREAM OPERATING SYSTEM WITH DOCUMENT ORGANIZING AND DISPLAY FACILITIES	04/23/2009	N/A	N/A	Pending

3

U.S. Provisional Patent App. No.	Title	Filing Date	Status
60/240,480	WIRELESS APPLIANCE ACCESS TO HETEROGENEOUS DOCUMENTS IN TIME-ORDERED STREAMS	10/13/2000	Expired
60/274,575	INFORMATION MANAGEMENT SOLUTION, INCLUDING PEERING SERVICES	03/09/2001	Expired

PCT App. No.	Title	Int’l Filing Date
PCT/US01/40060	DELIVERING TARGETED, ENHANCED ADVERTISEMENTS ACROSS ELECTRONIC NETWORKS	02/07/2001

The Patents, in addition to the above-listed patent applications and patents, further include all divisions, continuations, continuations-in-part, reissues, reexaminations, renewals, other post grant issuances, and extensions thereof, any counterparts (foreign or otherwise) claiming priority, in whole or in part, therefrom, utility models, patents of importation/confirmation, and certificates of invention, filed or unfiled, and like statutory rights, and the inventions disclosed in any of the above.

4

Exhibit 3
Form of Warrants

Warrant Certificate

NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT CERTIFICATE.

THESE SECURITIES SHALL BE DEPOSITED INTO ESCROW AND SUBJECT TO THE TERMS AND CONDITIONS OF AN ESCROW AGREEMENT, DATED MAY __, 2013 AMONG NETWORK-1 SECURITY SOLUTIONS, INC., MIRROR WORLDS, LLC AND THE ESCROW AGENT (THE “ESCROW AGREEMENT”) WHICH RESTRICTS THE TRANSFER HEREOF.  A COPY OF THE ESCROW AGREEMENT CAN BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

May __, 2013

WARRANTS TO PURCHASE AN AGGREGATE OF 875,000 SHARES
OF COMMON STOCK OF
NETWORK-1 SECURITY SOLUTIONS, INC.
(INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)

ISSUED TO

MIRROR WORLDS, LLC

DATED:  May __, 2013

THIS IS TO CERTIFY that, for value received, Mirror Worlds, LLC or its registered permitted assigns (herein collectively referred to as the “Warrantholder”), is entitled to the number of warrants (together with any subsequent warrants issued pursuant to the terms hereof, the “Warrants”) set forth above, each of which represents the right, upon the due exercise hereof, at any time commencing on the date hereof (the “Commencement Date”) and ending on the fifth anniversary of the Commencement Date (the “Expiration Date”), to purchase from Network-1 Security Solutions, Inc., a Delaware corporation (the “Company”), one fully paid and nonassessable share, free from tax liens and charges, of common stock, par value $.01 per share (the “Common Stock”), of the Company upon surrender hereof, with the form of election to purchase included herein (the “Election to Purchase”) completed and duly executed, at the office

1

of the Company, and upon simultaneous payment therefor of an exercise price per share equal to the Purchase Price (as defined in Section 1 below) in cash payable to the order of the Company.  The number of shares of Common Stock issuable upon exercise of the Warrants (individually, a “Share” and collectively, the “Shares”) and the Purchase Price therefor are subject to adjustment as provided herein.

1.           Purchase Price

The purchase price for each of the Shares purchasable hereunder (the “Purchase Price”) shall be equal to $_____ per Share, subject to adjustment as hereinafter described.

2.           Definition of Market Price

Unless otherwise provided herein, for purposes of any computations made hereunder, “Market Price” per share of Common Stock on any date shall be: (i) if the Common Stock is listed or admitted for trading on any national securities exchange, the average of the last reported sales price per share as reported on such national securities exchange over the last sixty (60) trading days before such date; (ii) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last daily closing price per share  as reported on the Over-The-Counter Bulletin Board (“OTCBB”) or a similar service if OTCBB is not reporting such information over the last sixty (60) trading days before such date; or (iii) if the Common Stock is not listed or admitted for trading on any national securities exchange or quoted and reported on the OTCBB or a comparable system, the fair market value of such shares as determined in good faith by the Board of Directors of the Company.

3.           Transfer

The Warrants may not be transferred, sold or assigned in whole or in part, except (i) to an Affiliate of the Warrantholder (as the term “Affiliate” is defined in Section 1.1 of the Asset Purchase Agreement, dated May ____, 2013, between Mirror Worlds, LLC and the Company) (the “Purchase Agreement)), and (ii) to up to ten (10) unaffiliated third party purchasers, and in each of the foregoing cases are subject to the provisions of an Escrow Agreement, dated May ____, 2013, between the Company, Mirror Worlds, LLC  and the Escrow Agent as defined therein.  Transfer of the Warrants shall be made by delivery of a duly executed notice of assignment, in the form annexed hereto.  In the event of the transfer of less than all of the Warrants, a new warrant certificate shall be issued in the name of the Warrantholder for the remaining number of Warrants not transferred.

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4.           Issuance of Shares

Upon surrender of the Warrants and payment of the Purchase Price as aforesaid, the Company shall issue and deliver with all reasonable dispatch the certificate(s) for the Shares to or upon the written order of the Warrantholder and in such name or names as the Warrantholder may designate.  Such certificate(s) shall represent the number of Shares issuable upon the exercise of the Warrants so surrendered, together with a cash amount in respect of any fraction of a Share otherwise issuable upon such exercise.

Certificates representing the Shares shall be deemed to have been issued and the person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of the Warrants and payment of the Purchase Price as aforesaid, notwithstanding that the transfer books for the Shares or other classes of stock purchasable upon the exercise of the Warrants shall then be closed or the certificate(s) for the Shares in respect of which the Warrants are then exercised shall not then have been actually delivered to the Warrantholder.  As soon as practicable after each such exercise of the Warrants, the Company shall issue and deliver the certificate(s) for the Shares issuable upon such exercise, registered as requested. The Warrants shall be exercisable, at the election of the registered holder hereof, either as an entirety or from time to time for part of the number of Shares specified herein, but in no event shall fractional Shares be issued with regard to the exercise of the Warrants.  In the event that only a portion of the Warrants are exercised at any time prior to the close of business on the Expiration Date, a new warrant certificate shall be issued to the Warrantholder for the remaining number of Shares purchasable pursuant hereto.

Prior to due presentment for registration of transfer of the Warrants, the Company shall deem and treat the Warrantholder as the absolute owner of the Warrants for the purpose of any exercise hereof or any distribution to the Warrantholder and for all other purposes, and the Company shall not be affected by any notice to the contrary.

5.           Payment of Expenses, Taxes, etc. upon Exercise

The Company shall pay all documentary stamp taxes, if any, attributable to the issuance of the Shares upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Warrantholder upon the exercise of the Warrants, and in such case the Company shall not be required to issue or deliver any certificates for Shares until or unless the person or persons requesting the issuance have paid to the Company the amount of such tax or have established to the Company's satisfaction that such tax has been paid or is not required to be paid.

6.           Lost, Stolen or Mutilated Warrant Certificate

In case this warrant certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated warrant certificate, or in lieu of and substitution for the warrant certificate lost, stolen or destroyed, a new warrant certificate of like tenor and representing an equivalent number of Shares purchasable upon exercise, but only upon receipt of evidence reasonably satisfactory to

3

the Company of such loss, theft or destruction of such warrant certificate and reasonable indemnity, if requested, also reasonably satisfactory to the Company.  Upon providing an appropriate indemnification, no bond or other security shall be required from the original Warrantholder in connection with the replacement by the Company of a lost, stolen or mutilated warrant certificate.

7.           Covenants of Company

(a)           The Company shall at all times through the Expiration Date reserve and keep available, out of its aggregate authorized but unissued shares of Common Stock, the number of Shares deliverable upon the exercise of the Warrants.

(b)           Before taking any action which would cause an adjustment pursuant to the terms set forth herein reducing the portion of the Purchase Price attributable to the Shares below the then par value (if any) of such Shares, the Company shall take any corporate action which may, in the opinion of its counsel (which may be counsel regularly engaged by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Purchase Price as so adjusted.

(c)           The Company covenants that all Shares issued upon exercise of the Warrants shall, upon issuance in accordance with the terms hereof, be fully paid and nonassessable and free from all pre-emptive rights and taxes, liens, encumbrances, charges and security interests created by the Company with respect to the issuance and holding thereof.

8.           Rights Upon Expiration

Unless the Warrants are surrendered and payment made for the Shares as herein provided before the close of business on the Expiration Date, this warrant certificate will become wholly void and all rights evidenced hereby will terminate after such time.

9.           Exchange of Warrant Certificate

This warrant certificate may be exchanged for a number of warrant certificates of the same tenor as this warrant certificate for the purchase in the aggregate of the same number of Shares of the Company as are purchasable upon the exercise of this warrant certificate, upon surrender hereof at the office of the Company with written instructions as to the denominations of the warrant certificates to be issued in exchange.

10.           Adjustment for Certain Events

(a)           In case the Company shall at any time after the date the Warrants are first issued (i) declare a dividend on the Common Stock payable in shares of the Company's capital stock (whether in shares of Common Stock or of capital stock of any other class), (ii) subdivide the outstanding Common Stock, (iii) reverse split the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of the Company's capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Purchase

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Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, reverse split or reclassification, and/or the number and kind of shares of capital stock issuable upon exercise of the Warrants on such date, shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of securities which, if such Warrant had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, reverse split or reclassification.  Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, reverse split or reclassification and shall be made successively whenever any event listed above shall occur.

(b)            In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of earnings, consolidated earnings, if the Company shall have one or more subsidiaries, or earned surplus, or dividends payable in Common Stock for which adjustment is made under Section 10(a) above) or rights, options or warrants to subscribe for or purchase Common Stock, then, in each case, the Purchase Price per Share to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current Market Price for a share of Common Stock on such record date less the fair market value of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights, options or warrants applicable to one share of Common Stock, and of which the denominator shall be the current Market Price for a share of Common Stock.  In the event that the Company and the Warrantholder cannot agree as to such fair market value, such determination of fair market value shall be made by an appraiser who shall be mutually selected by the Company and the Warrantholder, and the reasonable costs of such appraiser shall be borne by the Company.  Any such adjustment shall become effective immediately after the record date for such distribution and shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)           No adjustment in the Purchase Price shall be required unless such adjustment would require a decrease of at least one cent ($0.01) in such price; provided, however, that any adjustment which by reason of this Section 10(c) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 10 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares of Common Stock or fractional portions of any securities upon the exercise of the Warrants.

(d)           In the event that at any time, as a result of an adjustment made pursuant to Section 10 hereof, the holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock or warrants or other securities of the Company other than the Shares, thereafter the number of such other shares of capital stock or warrants or other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the

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Shares contained in this Section 10, and the provisions of this warrant certificate with respect to the Shares shall apply, to the extent applicable, on like terms to any such other shares of capital stock or warrants or other securities.

(e)           Upon each adjustment of the Purchase Price as a result of calculations made in this Section 10, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Shares (calculated to the nearest hundredth), obtained by (i) multiplying the number of Shares purchasable upon exercise of a Warrant immediately prior to such adjustment of the Purchase Price by the Purchase Price in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(f)           In case of any capital reorganization of the Company or of any reclassification of the Common Stock (other than a change in par value or from a specified par value to no par value or from no par value to a specified par value or as a result of subdivision or combination) or in case of the consolidation of the Company with, or the merger of the Company into, any other corporation (other than a consolidation or merger in which the Company is the continuing corporation) or of the sale of the properties and assets of the Company as, or substantially as, an entirety, each Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable, upon the terms and conditions specified herein, for the number of shares of Common Stock or other capital stock or warrants or other securities or property to which a holder of the number of shares of Common Stock purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 10(f) with respect to the rights and interests thereafter of the registered holders of all Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of Common Stock or other capital stock or warrants or other securities or property thereafter deliverable on the exercise of the Warrants.  The subdivision, reverse split or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the Common Stock for the purposes of this Section 10(f).

(g)           In any case in which this Section 10 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the Warrantholder, if such Warrantholder exercised any Warrant after such record date, shares of capital stock or warrant or other securities of the Company, if any, issuable upon such exercise over and above the Shares issuable, on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the holder a due bill or other appropriate instrument evidencing such holder's right to receive such shares of capital stock or warrants or other securities upon the occurrence of the event requiring such adjustment.

(h)           The Shares and any other shares of capital stock or warrants or other securities now or hereafter receivable upon exercise of this Warrant shall be entitled to

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registration under the Securities Act of 1933 pursuant to the terms of the Registration Rights Agreement attached to the Purchase Agreement as Exhibit 5 thereto.

11.           Fractional Shares

Upon exercise of the Warrants the Company shall not be required to issue fractional shares of Common Stock or other capital stock.  In lieu of such fractional shares, the Warrantholder shall receive an amount in cash equal to the same fraction of the current Market Price of one whole Share.  All calculations under this Section 11 shall be made to the nearest cent.

12.           Securities Act Legend

The Warrantholder shall not be entitled to any rights of a stockholder of the Company with respect to any Shares purchasable upon the exercise hereof, including voting, dividend or dissolution rights, until such Shares have been paid for in full.  As soon as practicable after such exercise, the Company shall deliver a certificate or certificates for the securities issuable upon such exercise, all of which shall be fully paid and nonassessable, to the person or persons entitled to receive the same; provided, however, that, if applicable, such certificate or certificates delivered to the holder of the surrendered Warrants shall bear a legend reading substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SUCH ACT AND LAWS, IF APPLICABLE.  THE COMPANY, PRIOR TO PERMITTING A TRANSFER OF THESE SECURITIES, MAY REQUIRE AN OPINION OF COUNSEL OR OTHER ASSURANCES SATISFACTORY TO IT AS TO COMPLIANCE WITH OR EXEMPTION FROM SUCH ACT AND LAWS.

THIS WARRANT CERTIFICATE AND THE SHARES ISSUED UPON EXERCISE OF THIS WARRANT OR CASH PROCEEDS RECEIVED UPON SALE OF THE SHARES MAY BE SUBJECT TO THE TERMS OF AN ESCROW AGREEMENT DATED MAY ___, 2013, AMONG MIRROR WORLDS, LLC, THE COMPANY AND THE ESCROW AGENT, (“ESCROW AGREEMENT”).  A COPY OF THE ESCROW AGREEMENT CAN BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.”

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13.           Notice of Adjustment

(a)           Upon any adjustment of the Purchase Price, the number of Shares issuable, or the securities or other property deliverable, upon exercise of these Warrants, pursuant to Section 10 above, the Company, within 30 calendar days thereafter, shall have on file for inspection by the Warrantholder a certificate of the Board of Directors of the Company setting forth the Purchase Price after such adjustment, the method of calculation thereof in reasonable detail, the facts upon which such calculations were based and the number of Shares issuable, or the securities or other property deliverable, upon exercise of the Warrants after such adjustment in the Purchase Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) send a copy of such certificate to the Warrantholder.

(b)           In case:

(i)          the Company shall authorize the issuance to any holders of Common Stock of rights, options or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights, options or warrants; or

(ii)         the Company shall authorize the payment of cash or stock dividends to any holders of Common Stock, or other outstanding securities of the Company, or the distribution to any holders of Common Stock, or other outstanding securities of the Company, of evidences of its indebtedness or assets; or

(iii)        of any consolidation or merger to which the Company is a party or the conveyance or transfer of all or substantially all of the properties and assets of the Company or any capital reorganization or any reclassification of the Common Stock (other than a change in par value or from a specified par value to no par value or from no par value to a specified par value or as a result of a subdivision or combination); or

(iv)         of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(v)           the Company proposes to take any other action, which would require an adjustment of the Purchase Price pursuant to Section 10 above or require the vote of any of the Company’s stockholders;

then, in each such case, the Company shall give to the Warrantholder at its address appearing below at least 20 calendar days prior to the applicable record date hereinafter specified in (A), (B), or (C) below, by first class mail, postage prepaid, a written notice stating (A) the date as of which the holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or distribution are to be determined or (B) the date on which any such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up or (C) the date of

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such action which would require an adjustment of the Purchase Price or the vote of the Company’s stockholders.  The failure to give the notice required by this Section 13(b) or any defect therein shall not affect the legality or validity of any such issuance, distribution, consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation, winding up or other action or the vote upon any such action.

Except as provided herein, nothing contained herein shall be construed as conferring upon the Warrantholder the right to vote on any matter submitted to the stockholders of the Company for their vote or to receive notice of meetings of stockholders or the election of directors of the Company or any other proceedings of the Company, or any rights whatsoever as a stockholder of the Company.

14.           Notices

Any notice, request, demand or other communication pursuant to the terms of the Warrants shall be in writing and shall be sufficiently given or made when delivered or mailed by first class or registered mail, postage-prepaid, to the following addresses:

If to the Company:

Network-1 Security Solutions, Inc.
445 Park Avenue, Suite 1020
New York, NY  10022
Attention:  Corey M. Horowitz, Chairman and Chief Executive Officer

with a copy to:

Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.
805 Third Avenue, 10th Floor
New York, New York 10022
Attention:  Sam Schwartz, Esq.

If to the Warrantholder, to the address of such Warrantholder provided to the Company by such Warrantholder for the purpose of notices, or to such other address or such other counsel as the Company or the Warrantholder may designate by written notice to the other party.

15.         Amendment and Modification

Unless otherwise provided herein, this warrant certificate may not be amended, modified or supplemented in any respect unless by a written agreement executed by the Company and the Warrantholders.

16.           Miscellaneous

(a)           All the covenants and provisions herein by or for the benefit of the Company shall bind and inure to the benefit of its successors or assigns and all of the covenants and provisions herein for the benefit of the Warrantholder hereof shall inure to the benefit of its successors or assigns.

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(b)           This warrant certificate shall be deemed to be a contract made under the laws of the State of New York for all purposes and shall be construed in accordance with the laws of such without regard to principles of conflict of laws.

(c)           Nothing in this warrant certificate shall be construed to give any person or corporation other than the Company and the Warrantholder and its permitted transferees any legal or equitable right, remedy or claim under this warrant certificate; but this warrant certificate shall be for the sole and exclusive benefit of the Company and the Warrantholder and its permitted transferees.

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[SIGNATURE PAGE TO WARRANT CERTIFICATE]

IN WITNESS WHEREOF, an authorized office of the Company has signed and delivered to the Warrantholder this warrant certificate as of the date first written above.

NETWORK-1 SECURITY SOLUTIONS, INC.

By:___________________________________________
 Corey M. Horowitz, Chairman and Chief Executive Officer

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ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise the within Warrants)

To:         NETWORK-1 SECURITY SOLUTIONS, INC.
445 Park Avenue, Suite 1020,
New York, New York  10022
Attention:  Corey M. Horowitz, Chairman and Chief Executive Officer

The undersigned hereby (1) irrevocably elects to exercise his or its rights to purchase _____ shares of Common Stock covered by the within Warrants, (2) makes payment in full of the Purchase Price by enclosure of a certified check or by wire transfer, (3) requests that certificates for such shares be issued in the name of:

Please print name, address and Social Security or Tax Identification Number:

________________________________________________

________________________________________________

________________________________________________

and (4) if said number of shares shall not be all the shares evidenced by the within Warrants, requests that a new warrant certificate for the balance of the shares covered by the within Warrants be registered in the name of, and delivered to:

Please print name and address:

________________________________________________

________________________________________________

________________________________________________

In lieu of receipt of a fractional share of Common Stock, the undersigned will receive a check representing payment therefor.

Dated:  _____________________                               _________________________________

By:               _________________________________

  _________________________________

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ASSIGNMENT

For value received   ___________________________________________________________  hereby sells, assigns and transfers unto ________________________________________________________________________________________________
[Please print or typewrite name, address and federal tax identification number of Assignee]
the within Warrants representing the right to purchase ___________ shares of common stock of Network-1 Security Solutions, Inc. (the “Company”), and does hereby irrevocably constitute and appoint its attorney to transfer the within Warrants on the books of the within named Company with full power of substitution in the premises.  In the event that less than all of the within Warrants are assigned hereby, the Company is directed to issue in the name of the undersigned a certificate for the Warrants not so assigned.

Dated: _____________________

________________

In the Presence of:

___________________________

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Exhibit 4
Form of Escrow Agreement

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) dated as of May __, 2013, is entered into by and among Network-1 Security Solutions, Inc., a Delaware corporation with offices at 445 Park Avenue, Suite 1020, New York, NY  10022 (the “Buyer”), Mirror Worlds, LLC, a Texas limited liability company with offices at 4540 Kinsey Drive, Tyler, Texas 75703 (“Seller”), and The Bank of New York Mellon, with offices at 101 Barclay Street, New York, New York 10286 (the “Escrow Agent”).  The Buyer and Seller collectively will be referred to as the “Contract Parties”.  Unless otherwise defined herein, capitalized terms hereof shall have the same meaning ascribed to such terms in the Asset Purchase Agreement, dated May ___, 2013, between Buyer and Seller (the “Purchase Agreement”).

WHEREAS, the Buyer and Seller have entered into the Purchase Agreement, providing for, among other things, the acquisition by the Buyer of all of the patents of Seller; and

WHEREAS, pursuant to Section 2 of the Purchase Agreement, the Buyer and Seller have agreed that all Warrants constituting a portion of the consideration paid to Seller will be deposited and held in escrow in accordance with the terms and provisions of this Agreement, in order to provide security to the Buyer with respect to the satisfaction of any indemnification claims by the Buyer against Seller pursuant to Section 6 of the Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Delivery of Escrow Deposit.  The Escrow Agent acknowledges receipt of two warrant certificates (referred to herein as “Warrant 1” and “Warrant 2”, and collectively as the “Warrants”) as the initial Escrow Deposit (as defined below) hereunder.  Each Warrant represents the right to purchase 875,000 shares of common stock of the Buyer (the “Warrant Shares”) and is exercisable for five (5) years.  Warrant 1 has an exercise price of $1.40 per share and Warrant 2 has an exercise price of $2.10 per share.  The Buyer and Seller hereby further agree that the Escrow Deposit shall also include, as applicable: (i) any common stock certificates representing Warrant Shares that are issued upon the exercise of the Warrants pursuant to Section 6(d) hereof; (ii) any cash proceeds arising from sale of the Warrants or Warrant Shares pursuant to Section 6(e) hereof (“Cash Proceeds”) and any additional cash deposits required pursuant to Section 6(f) hereof (each, an “Additional Cash Deposit”).  The Warrants and, if applicable, Warrant Shares and Cash Proceeds and Additional Cash Deposits shall hereinafter be collectively referred to as the “Escrow Deposit”.

Seller acknowledges that the Warrants and the certificates for the Warrant Shares, if any, shall bear a legend to reflect the deposit of such securities in escrow pursuant to this Agreement.

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The Buyer and Seller agree that the Escrow Deposit is to be held in escrow pursuant to this Agreement as security for any indemnification obligations of Seller under Section 6 of the Purchase Agreement.  Seller agrees that it will not hypothecate, pledge, grant a security interest in or otherwise encumber the Warrants, Warrant Shares,  Cash Proceeds or Additional Cash Deposits as long as they constitute part of the Escrow Deposit.

Prior to the Termination Date, Seller agrees that it will not sell, assign or transfer the Warrants, Warrant Shares, Cash Proceeds or Additional Cash Deposits except in accordance with this Section 4.

(a)  Seller may sell, assign or transfer all or a part of the Warrants, Warrants Shares, Cash Proceeds or Additional Cash Deposits to an Affiliate (as defined in Section 1.1 of the Purchase Agreement); provided, however, that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and any such Warrants, Warrant Shares, Cash Proceeds or Additional Cash Deposits shall remain in escrow in accordance with the terms hereof.

(b)  Seller may sell, assign or transfer all or a part of the Warrants or Warrant Shares in a private transaction to up to ten (10) unaffiliated third parties; provided, however, that (i) the consideration for such sale, assignment or transfer shall consist solely of Cash Proceeds, (ii) the Cash Proceeds shall be deposited in the Cash Escrow Account in accordance with Section 6(e) hereof, and (iii) the amount of any Additional Cash Deposit shall be deposited in the Cash Escrow Account in accordance with Section 6(f) hereof.

(c)  Seller may sell, assign or transfer all or a part of the Warrant Shares in a public offering registered under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that (i) the consideration for such sale, assignment or transfer shall consist solely of Cash Proceeds, (ii) the Cash Proceeds shall be deposited in the Cash Escrow Account in accordance with Section 6(e) hereof, and (iii) the amount of any Additional Cash Deposit shall be deposited in the Cash Escrow Account in accordance with Section 6(f) hereof.

The parties hereto agree that the Escrow Agent shall have no obligation to monitor or confirm Seller's compliance with the terms of this Section 4.

Escrow Period and Additional Escrow Period.  The Escrow Agent shall hold the Escrow Deposit in escrow in accordance with the terms of the Agreement during the period beginning on the date hereof and ending December 31, 2013 (such period, the “Escrow Period”), and during any additional period if at the end of the Escrow Period there are any Claims (as defined in Section 7.4(a) hereof) to which an Objection (as defined in Section 7.4(b) hereof) has been made pursuant to Section 7.4 hereof and a Disbursement Request Notice has not been received by the Escrow Agent pursuant to Section 7.1 hereof or a Court Order has not been received by the Escrow Agent pursuant to Section 7.2 hereof (the “Additional Escrow Period”).  The date of the end of the Escrow Period or any Additional Escrow Period shall hereinafter be called the “Termination Date”.

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Administration of Escrow Deposit.

(a) The Escrow Agent shall hold the Warrants and the Warrant Shares, if any, subject to the terms and conditions of this Agreement.

(b) The Escrow Agent shall retain the Cash Proceeds and the Additional Cash Deposits, if any, (inclusive of all accrued interest thereon) in a bank account segregated on its books and records (the “Cash Escrow Account”) in accordance with this Agreement.

(c) The Escrow Agent shall invest or reinvest Cash Proceeds or Additional Cash Deposits, without distinction between principal and interest, in the BNY Mellon Cash Reserve.  The Contract Parties and the Escrow Agent acknowledge that, for federal and state income tax purposes, any income earned on or derived from the Escrow Deposit shall be income of the party to which the Escrow Deposit is disbursed.  The Contract Parties shall each provide to the Escrow Agent a completed Form W-9 and any other required forms and information necessary to accomplish such tax reporting as requested by the Escrow Agent.  In all circumstances, the Escrow Agent shall be entitled to withhold from any distributions hereunder any required income tax withholding.  It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrow Deposit and is not responsible for any other reporting.

(d) The Contract Parties agree that during the Escrow Period (and any Additional Escrow Period) Seller may, subject to the terms of Section 4 hereof, sell the Warrants or exercise the Warrants and thereafter sell the Warrant Shares; provided, however, that the Warrants may only be sold pursuant to an exemption from registration under the Securities Act, and the Warrant Shares may only be sold pursuant to an effective Registration Statement as defined in the Registration Rights Agreement or pursuant to an exemption under the Securities Act.  The Contract Parties further agree that if a Warrantholder (as defined in the Warrants) that is a party to this Agreement submits a duly completed Notice of Exercise pertaining to the Warrants, and Seller and the Buyer agree that payment in full of the Exercise Price has been made, Seller shall instruct the Escrow Agent to surrender the applicable Warrant to the Buyer and the Buyer shall instruct its Transfer Agent to issue certificate(s) representing the Warrant Shares in name of the Warrantholder as indicated in the Notice of Exercise and deliver the Warrant Shares to the Escrow Agent to be held as Escrow Deposit pursuant to this Agreement.  Seller further agrees that such certificates for the Warrant Shares shall bear appropriate legends indicating (i) that the Warrant Shares may only be sold pursuant to an effective Registration Statement or pursuant to an exemption under the Securities Act; (ii) that any Cash Proceeds received upon sale of the Warrant Shares must be deposited in the Cash Escrow Account pursuant to this Agreement; and (iii) that the Warrant Shares and any Cash Proceeds are subject to this Agreement.

(e) The Contract Parties agree that if at any time during the Escrow Period (or any Additional Escrow Period), Seller, or a permitted Affiliate transferee of Seller in accordance with Section 4 hereof, sells any Warrants or Warrant Shares, the purchase price payable to Seller, or its permitted Affiliate transferee, shall be Cash Proceeds subject to this Agreement, and shall be deposited in the Cash Escrow Account and shall constitute part of the Escrow Deposit.

(f) The Contract Parties agree that if at any time during the Escrow Period (or any Additional Escrow Period), Seller, or a permitted Affiliate transferee of Seller, sells any Warrants or Warrant Shares in a private transaction to an unaffiliated third party, or sells any

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Warrant Shares in a public offering registered under the Securities Act, Seller shall make an Additional Cash Deposit in the Cash Escrow Account, within five (5) Business Days of the date of such sale, in an amount necessary to result in the sum of Cash Proceeds and Additional Cash Deposits in the Cash Escrow Account equaling the Required Cash Coverage Level.  The “Required Cash Coverage Level” means an amount equal to the product of $4,000,000 and a fraction, the numerator of which is the number of Warrant Shares subject to such sale (or in the case of a sale of Warrants, the number of shares of Common Stock of the Buyer issuable upon exercise of such sold Warrants)  and the denominator of which is the original number of shares of Common Stock of the Buyer issuable upon exercise of the Warrants deposited in the Escrow Deposit, as adjusted as of the date of such sale pursuant to Section 10 of the Warrants.  The Escrow Agent shall have no obligation to monitor or confirm that the Required Cash Coverage Level is satisfied.

(g) It is agreed by the Contract Parties hereto that during the term of the Escrow Period (or any Additional Escrow Period) Seller (or its permitted transferee) shall have full rights with respect to such Warrant Shares equal to the rights of any other holder of the Buyer’s common stock including, without limitation, the right to vote such Warrant Shares and the right to receive any declared dividends (cash or stock) or other distributions on the Warrant Shares.1

Release of Escrow Deposit.

The Escrow Agent shall release the Escrow Deposit only as follows:

Written Instructions.  The Escrow Agent shall deliver the Escrow Deposit pursuant to written instructions in the form of Exhibit A attached hereto during the Escrow Period or any Additional Escrow Period signed by both (i) Seller and (ii) the Buyer (the “Disbursement Request Notice”).

Court Order.  The Escrow Agent will comply with any final non-appealable order, judgment, decree, attachment or levy of any court or arbitrator having jurisdiction (a “Court Order”).  The Escrow Agent shall not be liable to any Contract Party or other person by reason of the Escrow Agent’s action with respect to any Court Order that the Escrow Agent believes in good faith to be final, non-appealable and by a court having jurisdiction, even if thereafter any such Court Order is reversed, modified, annulled, invalidated, set aside or vacated in whole or in part.

Court Deposit.  At the Escrow Agent’s option, the Escrow Agent shall have the right at any time to fully discharge its obligations under this Agreement by depositing the Escrow Deposit in a court of competent jurisdiction and notifying the Contract Parties of such deposit.

Claim by the Buyer.  (a)  At any time during the Escrow Period or any Additional Escrow Period, upon receipt by the Escrow Agent of written notice from the Buyer in the form attached hereto as Appendix 1 (which notice shall have been simultaneously provided by the Buyer to Seller by certified mail, with a copy to the Escrow Agent and counsel to Seller at the addresses set forth in Section 9.1 hereof), certifying that it has a right to be paid all or part of the Escrow Deposit in satisfaction of any indemnification claims by the Buyer against Seller
_____________
1	The Warrants shall be issued in Seller’s name. The Buyer will send notices relating to voting rights directly to Seller.

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pursuant to Section 6 of the Purchase Agreement (a “Claim”), unless the Escrow Agent receives a timely objection from Seller as set forth in subsection (b) below, the Escrow Agent shall deliver the requested amount of the Escrow Deposit to the Buyer (the value of the Warrants or Warrant Shares held as part of the Escrow Deposit shall be determined in accordance with Section 7.4(c) hereof) and said requested amount shall be released from escrow promptly and shall no longer be deemed to be part of the Escrow Deposit.

(b)  Upon receipt of a Claim from the Buyer in accordance with Section 7.4(a) above, the Escrow Agent shall deliver the requested funds to the Buyer promptly following a thirty (30) calendar day waiting period (the “Waiting Period”), unless the Escrow Agent receives a written objection in the form attached hereto as Appendix 2 made by Seller to the release of such requested funds during the Waiting Period (an “Objection”).  At the time Seller sends the Objection to the Escrow Agent, it shall simultaneously send a copy of such Objection to the Buyer.  If the Escrow Agent receives an Objection, no part of the Escrow Deposit will be disbursed until the earlier of the date (i) the Contract Parties submit a Disbursement Request Notice pursuant to Section 7.1 above, or (ii) upon a Court Order pursuant to Section 7.2 above.

(c)           For purposes of this Agreement and the determination of the amount of Warrants or Warrant Shares to be released from the Escrow Deposit to satisfy a Claim, the Contract Parties hereto agree as follows:

(i) The value of the Warrants shall be determined by using the Black Scholes pricing model utilizing the assumptions (risk free interest rates, expected warrant life in years, expected stock price volatility and expected dividend yield) used by Network-1 in its financial statements in its last Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with SEC closest in time to the following date: (a) if a Claim by the Buyer and no Objection by Seller, the date the Escrow Agent receives the Claim in accordance with Section 7.4 hereof, or (b) if a Claim by the Buyer and an Objection by Seller, (1) the date the Escrow Agent receives a Disbursement Request Notice from the Contract Parties in accordance with Section 7.1 above, or (2) the date of the Court Order in accordance with Section 7.2 hereof.  In the event there is a dispute between the Contract Parties as to the aforementioned valuation of the Warrants based upon the Black Scholes pricing model, the Contract Parties will select an independent, nationally recognized accounting firm reasonably acceptable to each of them to resolve the dispute and to make a determination of the valuation of the Warrants consistent with this Section 7.4(c).  Such determination shall be made within 30 days after such selection and will be binding upon the Contract Parties.  The fees, costs and expenses of the accounting firm so selected as well as those of the prevailing party will be borne by the party whose position did not prevail in such determination, or if the accounting firm determines that neither party could be fairly found to be the prevailing party, then each party shall bear 50% of such accounting firms fees, costs and expenses and its own fees, costs and expenses;

(ii) In the event the Escrow Deposit consists of any Warrant Shares, each Warrant Share shall be valued at the 30-day trailing average of the closing price of one share of Common Stock of the Buyer on the day ending the day before the following dates: (i) if a Claim by the Buyer and no Objection by Seller, the date the Escrow Agent receives the Claim in accordance with Section 7.4 hereof, or (ii) if a Claim by the Buyer and an Objection by Seller, (a) the date the Escrow Agent receives the Disbursement Request Notice from the Contract Parties in accordance with Section 7.1 above, or (b) the date of the Court Order in accordance with Section 7.2 hereof; and

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(iii) As to the release of the Escrow Deposit for purposes of satisfying a Claim pursuant to Section 7.4 hereof, the Contract Parties agree that any release from the Escrow Deposit to satisfy a Claim shall first be from (1) Additional Cash Deposits and Cash Proceeds, if any, (2) Warrant Shares, if any, (3) Warrant 1 (or a portion thereof) and (4) Warrant 2 (or a portion thereof).  In the event that, in accordance with the provisions of Section 7 hereof, the Escrow Agent is directed to release a portion but not all of the Escrow Deposit consisting of Warrant Shares or Warrants, the Escrow Agent shall surrender to the Buyer the certificate(s) representing the Warrants and/or Warrant Shares and the Buyer shall deliver to the Escrow Agent a new certificate issued in the name of Seller (or permitted transferee(s) of Seller) evidencing the Warrants and/or Warrant Shares remaining as part of the Escrow Deposit.

(iv) Any direction to the Escrow Agent to release any portion of the Escrow Deposit shall contain the exact amount of the Escrow Deposit to be distributed and the type of funds to be distributed (i.e. Cash, Warrant Shares or Warrants).  The Escrow Agent shall have no obligation or duty to verify the methodology used or calculations performed to arrive at a distribution amount or to calculate any distribution amount.

Conclusion of Escrow Period and Additional Escrow Period.  Upon receipt of a written request signed by Seller at any time from and after the Termination Date, unless the Escrow Agent has previously received a Claim from the Buyer in accordance with Section 7.4(a) for which the Escrow Agent has not received either a Disbursement Request Notice in accordance with Section 7.1 hereof or a Court Order in accordance with Section 7.2 hereof, the Escrow Agent shall deliver the Escrow Deposit to Seller.

Escrow Agent Protections.

Not Bound by Purchase Agreement.  The Escrow Agent is not a party to the Purchase Agreement or any other agreement between the Buyer and Seller (other than this Agreement) and shall not be charged with knowledge of the Purchase Agreement or any other agreement (other than this Agreement) between the Buyer and Seller in performing the Escrow Agent’s obligations.  The Escrow Agent need not interpret or apply the Purchase Agreement or determine whether conditions it contains have been satisfied, or judge or evaluate whether any Contract Party has performed under the Purchase Agreement.

Exclusive Benefit.  This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

Nature of Escrow Agent’s Duties.  The duties of the Escrow Agent under this Escrow Agreement are purely ministerial.  The Escrow Agent’s only obligations with respect to the Escrow Deposit are those set forth in this Escrow Agreement and no additional duties or obligations shall be implied or inferred against the Escrow Agent.

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Discharge by Delivery.  The Escrow Agent’s delivery of the Escrow Deposit pursuant to and in compliance with this Agreement shall fully release and discharge the Escrow Agent from all responsibility and liability under this Agreement.

Disputes.  (a) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Escrow Deposit, unless the Escrow Agent receives written instructions, signed by the Contract Parties, which eliminates such ambiguity or uncertainty.

(b) In the event of any dispute between or conflicting claims by or among the Contract Parties and/or any other person or entity with respect to any Escrow Deposit, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Deposit so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Contract Parties for failure or refusal to comply with such conflicting claims, demands or instructions.  The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, such conflicting or adverse claims or demands shall have been determined by a Court Order, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent.  The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary.  The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by the Seller.

Right to Resign.  The Escrow Agent may at any time resign as the Escrow Agent by giving the Contract Parties at least ten days’ prior written notice of resignation.  The Contract Parties shall jointly appoint a successor Escrow Agent within ten days of the Escrow Agent's resignation notice.  Upon receipt of the identity of the successor Escrow Agent, the Escrow Agent shall either deliver the Escrow Deposit then held hereunder to the successor Escrow Agent, less the amount of fees, costs and expenses or other obligations owed to the Escrow Agent, or hold such Escrow Deposit (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid.

If, as of the effective date of such notice, the Contract Parties have not jointly notified the Escrow Agent of the identity of a successor, the Escrow Agent may deposit the Escrow Deposit less the amount of fees, costs and expenses or other obligations owed to the Escrow Agent in court and thereafter all duties and obligations of the Escrow Agent hereunder shall cease.

Scope of Responsibility.  The Escrow Agent shall be entitled to rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to, any claim, instruction, order, judgment, certification, affidavit, demand, notice, direction, document opinion, instrument or other writing delivered to it hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document.  In furtherance and not in limitation of the foregoing, the Contract Parties hereby covenant and agree that the Escrow Agent shall be entitled to rely upon and act in accordance with any instruction, order or other writing delivered to the

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Escrow Agent and signed or purported to be signed by the Contract Parties.  The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. Other than as contemplated by Section 7.2, if at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects Escrow Deposit (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Escrow Deposit), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.  The Escrow Agent may consult with legal counsel at the expense of the Seller as to any matter relating to this Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with the opinion and instructions of such counsel.  The Escrow Agent shall be entitled to perform its duties and obligations hereunder through agents, sub-agents, nominees, designees or sub-custodians and shall not be responsible for the actions of any such parties appointed with due care.  The Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security. The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.  The Escrow Agent shall have no obligation to ensure that any party hereunder receives a copy of any notice given pursuant to this Agreement.  The permissive rights of the Escrow Agent granted herein shall not be construed as duties.

Indemnity and Compensation.  (a)  The Seller shall indemnify the Escrow Agent and hold the Escrow Agent harmless from and against any and all loss, cost, liability, expense, claims, injuries, and other detriment (including payment of court costs and reasonable attorneys’ fees) that the Escrow Agent incurs from or in performing under this Agreement, except to the extent caused by the Escrow Agent’s willful misconduct or gross negligence.  The Seller’s indemnity extends to any claims that any Contract Party makes against the Escrow Agent.

(b)  Seller shall pay the Escrow Agent its annual fees and activity charges in accordance with the fee schedule separately agreed to by the Seller and the Escrow Agent.  Seller shall pay the Escrow Agent all fees and charges (other than the annual fees and activity charges) as per the Escrow Agent's fee schedule and shall be responsible for and shall reimburse the Escrow Agent upon demand for all expenses, disbursements and advances incurred or made by the Escrow Agent in connection with this Agreement.

(c)  The Escrow Agent shall have a first lien and right of set-off against the Escrow Deposit for any amounts owed to it under this Agreement and may debit or withhold release of the Escrow Deposit as security for any claim, or both.

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(d)  The terms of this Section 8.8 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

[Intentionally Omitted]

Limitation on Damages.  Even if the Escrow Agent incurs liability under this Escrow Agreement, the Escrow Agent shall have no liability for punitive, indirect, special, or consequential damages.  The Escrow Agent’s liability under this Agreement shall be limited to actual direct damages, but no other damages (e.g., for the value of lost opportunities) and in no case shall the Escrow Agent have any liability pursuant to this Agreement except for losses directly related to the Escrow Agent’s acts of willful misconduct or gross negligence.  The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

No Waiver.  The Escrow Agent shall not, by act, delay, omission or otherwise, be deemed to have waived any rights or remedies under this Escrow Agreement unless such waiver is in writing signed by the Escrow Agent.  If the Escrow Agent waives any right or remedy under this Escrow Agreement on one occasion, it shall not be construed as a waiver of any such right or remedy on any future occasion.

Additional Agreements.

Notices.  All notices under this Escrow Agreement shall be in writing and either (a) personally delivered, in which case they shall be effective when delivered (if delivered before 4 p.m. on a business day; if delivered after 4 p.m. they shall be effective the next business day); (b) sent by telex, facsimile, electronic mail or other wire transmission, in which case they shall be effective on the date of transmission (with confirmation), or (c) sent by Federal Express or other recognized national overnight delivery service, in which case they shall be effective upon the first business day after transmission, to the party at the address set forth below:

if to the Buyer,

Network-1 Security Solutions, Inc.
445 Park Avenue, Suite 1020
New York, NY  10022
Attention: Corey M. Horowitz,
                  Chairman and Chief Executive Officer
E-mail: corey@network-1.com

 with a copy to (which shall not constitute notice):

Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.
805 Third Avenue
New York, New York 10022
Attention: Sam Schwartz, Esq.
E-mail: SSchwartz@eisemanlevine.com
Fax: (212) 355-4608

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if to Seller,

Mirror Worlds, LLC
4540 Kinsey Drive
Tyler, Texas 75703
and
c/o Plainfield Asset Management LLC
60 Arch Street, 2nd Floor, Greenwich, CT  06830
Attention: Kathleen N. Starrs
E-mail: KNS@starrsadvisors.com
Fax: (203) 302-1779

with a copy to (which shall not constitute notice):

Herrick, Feinstein LLP
2 Park Avenue
New York, New York 10016
Attention:  Irwin Kishner, Esq.
E-mail: ikishner@herrick.com
Fax: (212) 545-3400

if to the Escrow Agent:

The Bank of New York Mellon
Corporate Trust Administration
101 Barclay Street
New York, New York 10286
Attention:  Insurance Trust and Escrow Group
Fax:  212-815-5875
Phone:  212-815-2937

Any extension of time may be given by email.  Notwithstanding anything herein to the contrary, notices to the Escrow Agent shall be deemed given when actually received by the Escrow Agent's Insurance Trust and Escrow Group.

Contract Parties jointly and severally, agree to indemnify and hold harmless the Escrow Agent against any and all claims, losses, damages, liabilities, judgments, costs and expenses (including reasonable attorneys fees ) (collectively, “Losses”) incurred or sustained by the Escrow Agent as a result of or in connection with the Escrow Agent’s reliance upon and compliance with instructions or directions given by facsimile or electronic transmission, provided, however, that

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such losses have not arisen from the gross negligence or willful misconduct of the Escrow Agent, it being understood that the failure of the Escrow Agent to verify or confirm that the person giving the instructions or directions, is in fact, an authorized person, does not constitute gross negligence or willful misconduct.

Governing Law, Jurisdiction, Waiver of Jury Trial.  This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.  Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if delivered to such party as set forth in Section 9.1 hereof.  Each party hereto hereby submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in courts located within the State of New York in the County of New York.  Each party hereto hereby waives the right to trial by jury and to assert counterclaims in any such proceedings.  To the extent that in any jurisdiction any party hereto may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives, such immunity.  Each party hereto waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

Amendments.  Amendments to this Agreement must be in writing and shall not be effective unless signed by the Contract Parties and the Escrow Agent.

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Seller nor the Buyer may assign all or any portion of its rights and obligations hereunder without the prior written consent of the other party. Any assignment in contravention of this provision shall be void.

Miscellaneous.  This Agreement constitutes the complete agreement and understanding of the parties hereto with regard to the subject matter hereof and supersedes all prior agreements or understandings (whether written or oral) with respect to the subject matter hereof.

Counterparts; Facsimile Signature; PDF.  This Agreement may be executed in any number of counterparts, which together shall be deemed one original, and delivery of copies of or facsimile or e-mail pdf signatures shall be deemed of equal force as delivery of original signatures.

Taxes.  The Escrow Agent does not have any interest (other than the security interest granted in Section 8.8 hereof) in the Escrow Deposit deposited hereunder but is serving as escrow holder only and having only possession thereof.  Contract Parties shall, jointly and severally, pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Deposit incurred in connection herewith and shall jointly and severally indemnify and hold harmless the Escrow Agent for any amounts that it is obligated to pay in the way of such taxes.  Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes.  This paragraph shall

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survive notwithstanding any termination of this Agreement or the resignation or removal of the Escrow Agent.

9.8           Successors and Assigns of Escrow Agent.  Any corporation or other company into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or other company resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any corporation or other company succeeding to the business of the Escrow Agent shall be the successor of the Escrow Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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 [SIGNATURE PAGE TO ESCROW AGREEMENT]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a duly authorized officer as of the day and year first written above.

MIRROR WORLDS, LLC By: _______________________________ Name: Title:
NETWORK-1 SECURITY SOLUTIONS, INC. By: _______________________________ Name: Title:

THE BANK OF NEW YORK MELLON,

as Escrow Agent

By:     ____________________________
Name:
Title:

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EXHIBIT A

DISBURSEMENT REQUEST NOTICE

Pursuant to that certain Escrow Agreement dated May ____, 2013 among Mirror Worlds, LLC, a Texas limited liability company, Network-1 Security Solutions, Inc., and The Bank of New York Mellon, the escrow agent, the parties hereto hereby request disbursement of the Escrow Deposit in the amount and manner described below as follows.

Please disburse to:                         ___________________________________________________

Amount to disburse:                      ___________________________________________________

Form of disbursement:                 ___________________________________________________

       ___________________________________________________

       ___________________________________________________

IN WITNESS WHEREOF:  the parties hereto have executed this Agreement in multiple counterparts, each of which is and shall be considered an original for all intents and purposes, and delivery of copies or facsimile or e-mail pdf signatures shall be deemed of equal force as delivery of original signatures.

MIRROR WORLDS, LLC By: _______________________________ Name: Title: Date:	NETWORK-1 SECURITY SOLUTIONS, INC. By: _______________________________ Name: Title: Date

Date:___________________________                                                  Dated:_____________________________

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 APPENDIX 1

CLAIM NOTICE

[•]

The Bank of New York Mellon
Corporate Trust Administration
101 Barclay Street
New York, New York 10286
Attention:  Insurance Trust and Escrow Group

Mirror Worlds, LLC
c/o Plainfield Asset Management LLC
60 Arch Street, 2nd Floor, Greenwich, CT  06830
Attention: Kathy Starrs

Re:           Indemnification Claim

Ladies and Gentlemen:

Reference is made to that certain Escrow Agreement, dated May ____, 2013 (the “Escrow Agreement”) among Mirror Worlds, LLC, a Texas limited liability company (“Seller”), Network-1 Security Solutions, Inc. (the “Buyer”), and The Bank of New York Mellon, as escrow agent (the “Escrow Agent”).  Capitalized terms used in this letter without definition shall have the respective meanings ascribed to such terms in the Escrow Agreement.

Pursuant to the Escrow Agreement, the Escrow Agent holds the Escrow Deposit in escrow.  In accordance with Section 7.4(a) of the Escrow Agreement, the Buyer hereby certifies that it has a right to be paid that portion of the Escrow Deposit described below in satisfaction of a Claim (the “Indemnification Amount”).

Indemnification Amount: ______________________________________________________

Type of Funds to be Distributed pursuant to Section 7.4(c)(iii):

____________________________________________________

____________________________________________________

Attached as Exhibit A hereto is (a) a description of the Claim and (b) if the Escrow Deposit, in whole or in part, constitutes Warrants and/or Warrant Shares, a calculation of the Indemnification Amount determined in accordance with Section 7.4(c) of the Escrow Agreement.

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Subject to any Objection made by Seller during the Waiting Period, please disburse the Indemnification Amount to the Buyer, in accordance with the delivery instructions set forth below:
___________________________________________________
___________________________________________________
___________________________________________________

Sincerely,

NETWORK-1 SECURITY SOLUTIONS, INC.

By:  _______________________________
Name:
Title:
Date

Cc:         Herrick, Feinstein LLP
2 Park Avenue
New York, New York 10016
Attention:  Irwin Kishner, Esq.

CC:        Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.
805 Third Avenue
New York, New York 10022
Attention: Sam Schwartz, Esq.
E-mail: SSchwartz@eisemanlevine.com
Fax: (212) 355-4608

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APPENDIX 2

OBJECTION

[•]

The Bank of New York Mellon
Corporate Trust Administration
101 Barclay Street
New York, New York 10286
Attention:  Insurance Trust and Escrow Group

Network-1 Security Solutions, Inc.
445 Park Avenue, Suite 1020
New York, NY  10022
Attention: Corey M. Horowitz,
Chairman and Chief Executive Officer

Re:         Objection to Indemnification Claim

Ladies and Gentlemen:

Reference is made to (a) that certain Escrow Agreement, dated May ____, 2013 (the “Escrow Agreement”) among Mirror Worlds, LLC, a Texas limited liability company (“Seller”), Network-1 Security Solutions, Inc. (the “Buyer”), and The Bank of New York Mellon, as escrow agent (the “Escrow Agent”).  Capitalized terms used in this letter without definition shall have the respective meanings ascribed to such terms in the Escrow Agreement.

In accordance with Section 7.4(b) of the Escrow Agreement, Seller hereby objects to the Claim submitted by the Buyer to Seller and the Escrow Agent pursuant to that certain Claim Notice, dated as of [•].  Seller requests that the Escrow Agent hold all of the Escrow Deposit in accordance with the provisions of Section 7 of the Escrow Agreement.

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Sincerely,

MIRROR WORLDS, LLC

By:  _______________________________
Name:
Title:

Cc:         Herrick, Feinstein LLP
2 Park Avenue
New York, New York 10016
Attention:  Irwin Kishner, Esq.

Cc:         Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.
805 Third Avenue
New York, New York 10022
Attention: Sam Schwartz, Esq.
E-mail: SSchwartz@eisemanlevine.com
Fax: (212) 355-4608

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Exhibit 5
Form of Registration Rights Agreement

Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May __, 2013, among Network-1 Security Solutions, Inc., a Delaware corporation with offices at 445 Park Avenue, Suite 1020, New York, New York 10022 (the “Company”), and Mirror Worlds, LLC a Texas limited liability company with offices at 4540 Kinsey Drive, Tyler, Texas 75703 (“Mirror Worlds”).  This Agreement is made pursuant to the Asset Purchase Agreement, dated May _____, 2013, by and between the Company and Mirror Worlds (the “Purchase Agreement”).  The Company has agreed to provide Mirror Worlds and transferees of Registrable Securities (as hereinafter defined) that may be issued, from time to time, the registration rights with respect to the Registrable Securities, as set forth in this Agreement.  Capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement.

The parties hereto agree as follows:

1.          Definitions.

As used in this Agreement, the following capitalized terms shall have the following meanings:

“Common Stock” means the common stock, $.01 par value per share, of the Company.

“Effectiveness Period” shall have the meaning ascribed thereto in Section 3 hereof.

“Filing Date” means, with respect to the Registration Statement required to be filed hereunder, on or before August __, 2013.

“Holder” shall mean Mirror Worlds or any other owner of the Warrants or the Registrable Securities.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint state company trust, unincorporated organization, joint venture, a government authority or other entity of whatever nature.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments to the Registration Statement of which such Prospectus is a part, and all material incorporated by reference in such Prospectus.

“Registrable Securities” shall mean (i) the Securities, (ii) stock issued in respect of the Securities in any reorganization, (iii) stock issued in respect of the Securities as a result of a stock

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split, stock dividend, recapitalization, combination or similar event, (iv) any other security issued as a dividend or distribution with respect to, conversion or exchange of, or in replacement of, Registrable Securities, and (v) any additional shares necessary to include all of the shares of Common Stock issuable upon exercise of the Warrants.

“Registration Expenses” shall have the meaning ascribed thereto in Section 5 hereof.

“Registration Statement” means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits, and all material incorporated by reference in such Registration Statement.

“SEC” shall mean the Securities and Exchange Commission.

“Securities” shall mean any and all shares of Common Stock to be issued to Holder upon the exercise of Warrants.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.	Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Registrable Securities.

3.
Registration.  On or prior to the Filing Date, the Company shall prepare and file with the SEC the Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415.  The Registration Statement required hereunder shall be on Form S-1 or, if the Company is eligible, Form S-3.  Subject to the terms of this Agreement, the Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act from the date on which all of the Warrants have been exercised until the earlier (i) of the date when all Registrable Securities covered by the Registration Statement have been sold or (ii) 270 days after the date on which all of the Warrants have been exercised (the “Effectiveness Period”).

4.   Registration Procedures.  In connection with the Company’s registration obligations hereunder, the Company shall:

(a) In accordance with the Securities Act and the rules and regulations of the SEC, prepare and file with the SEC a Registration Statement in accordance with Section 3.

(b) At least five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated therein by reference), the Company shall (i) furnish to the

2

Holders copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of the Holders, and (ii) at the request of the Holders cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

(c) Furnish to each Holder such reasonable number of copies of the Registration Statement and Prospectus and such other documents as such Holder may reasonably request in order to facilitate the public offering of the Registrable Securities;

(d) Use its best efforts to register or qualify the Securities covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as such Holders may reasonably request, and keep each such registration or qualification effective during the Effectiveness Period; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in connection with any such registration or qualification of such Securities;

(e) Notify the Holders and the Company’s transfer agent, within two (2) Business Days after it shall receive notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(f) Notify the Holders of (i) any request by the SEC for the amending or supplementing of such Registration Statement or Prospectus or for additional information and (ii) any notification by the SEC that it will “review” such Registration Statement; and in either case, respond promptly to any comments received, or requests for information, from the SEC with respect to the Registration Statement, Prospectus or any amendment thereto;

(g) Prepare and file with the SEC, promptly upon the request of any Holder, the Registration Statement and any amendments or supplements to such Registration Statement or Prospectus that is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Securities by such Holders or to otherwise comply with the requirements of the Securities Act and such rules and regulations;

(h) Prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to such Registration Statement or Prospectus as may be necessary to correct any statements or omissions if, at the time when a Prospectus relating to such Securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such Prospectus or any other Prospectus then in effect may include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(i) Advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

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(j) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to the Company's security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days, if such a period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of a Registration Statement;

(k) Not file any amendment or supplement to such Registration Statement or Prospectus to which Holders of a majority of the Warrants or Registrable Securities have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least three (3) Business Days prior to the filing thereof unless the Company shall have been advised in writing by its counsel that such amendment is required under the Securities Act or the rules or regulations adopted thereunder in connection with the distribution of Registrable Securities by the Company or the Holders.

5.            Expenses of Registration. All expenses incident to the Company's performance of or compliance with the provisions of Sections 3, 4 and 8 of this Agreement shall be borne by the Company including without limitation:

(a) All registration and filing fees (exclusive of underwriting discounts and commissions);

(b) Fees and expenses of compliance with all securities or blue sky laws (including fees and disbursements of counsel for the Company in connection with blue sky qualifications of the Registrable Securities); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in connection with any such registration or qualification of such Registrable Securities;

(c) Printing, messenger, telephone and delivery expenses;

(d) Expenses with respect to filings required to be made with the OTC Bulletin Board and each other securities exchange or market on which the Registrable Securities are required hereunder to be listed;

(e) Fees and disbursements of the Company’s counsel and independent auditors; and

(f) All other expenses of registration with respect to each registration of such securities pursuant to this Agreement.

6.   Indemnification and Contribution.

(a) Indemnification by the Company. Whenever a Registration Statement relating to the Registrable Securities is filed under the Securities Act, the Company will (except as to matters covered by Section 6(b) hereof) indemnify and hold harmless each Holder, each of their partners, members, shareholders, advisors, consultants, officers, directors and employees,

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each underwriter of Registrable Securities, and each Person, if any, who controls any such Person within the meaning of the Securities Act, and each partner, member, shareholder, advisor, consultant, officer, director and employee of each such controlling person (collectively, the “Holder Indemnitees” and, individually, a “Holder Indemnitee”), against any losses, claims, damages, costs (including without limitation reasonable attorney’s fees) or liabilities, joint or several, to which such Holder Indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, costs (including without limitation reasonable attorney’s fees)  or liabilities (or actions in respect thereof), arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless any such statement or omission is based solely on written information provided to the Company by the Holder Indemnitee, and was expressly approved in writing by such Holder expressly for use in the Registration Statement or such Prospectus, and will reimburse each Holder Indemnitee for all legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action, as such expenses are incurred.  The Company shall notify the Holder promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Holder Indemnitee and shall survive the transfer of the Registrable Securities by the Holder.

(b) Indemnification by Holders.  Each Holder will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each other Person, if any, who controls the Company, within the meaning of the Securities Act, each underwriter of Registrable Securities and each Person, if any, who controls any such underwriter within the meaning of the Securities Act (collectively, the “Company Indemnitees” and, individually, a “Company Indemnitee”) against all losses, claims, damages, costs (including without limitation reasonable attorney’s fees) or liabilities, joint or several, to which any of the Company Indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages,  costs (including without limitation reasonable attorney’s fees) or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only if, and to the extent that, such statement or omission was in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use in the preparation thereof.  Notwithstanding the foregoing, the indemnification obligation of each Holder herein shall be limited to the net proceeds received by such Holder in the sale of the Registrable Securities effected by the Registration Statement.

(c) Indemnification Procedures. Promptly after receipt by a Holder Indemnitee or a Company Indemnitee (collectively, “Indemnitees” and, individually, an “Indemnitee”) under Section 6(a) or 6(b) hereof of notice of the commencement of any action, such Indemnitee will, if a claim in respect thereof is to be made against the indemnifying party under such clause, notify the indemnifying party in writing of the commencement thereof, and

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the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnitee and the payment of all fees and expenses incurred in connection with the defense thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any Indemnitee except to the extent such omission resulted in actual detriment to the indemnifying party, nor shall such omission relieve the indemnifying party from any liability it may have to any Indemnitee otherwise than under such clauses. The indemnifying party shall not be liable for any settlement of any such action effected without its written consent, which consent shall not be unreasonably withheld.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party a release from all liability in respect of such claim or litigation.  In case any such action shall be brought against any Indemnitee, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnitee, and after notice from the Indemnitee to such indemnifying party of its election to assume the defense thereof, the indemnifying party shall not be liable to such Indemnitee under such clause for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnitee shall have the right to employ one counsel to represent such Indemnitee if, in the reasonable judgment of such Indemnitee, it is advisable for such party to be represented by separate counsel because the indemnifying party has failed promptly to assume the defense of such action and to employ counsel reasonably satisfactory to the Indemnitee, because separate defenses are available, or because a conflict of interest exists between such indemnified and indemnifying party in respect of such claim, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party. Notwithstanding the foregoing, if the Company is an Indemnitee, the Company shall designate the one counsel, and in all other circumstances, the one counsel shall be designated by a majority in interest based upon the aggregate amount of Registrable Securities of the Indemnitees. For purposes of this Section 6 the terms "control," and "controlling person" have the meanings that they have under the Securities Act.

(d) Contribution.  If a claim for indemnification under Section 6(a) or 6(b) is unavailable to an Indemnitee because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each indemnifying party, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, liabilities or expenses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnitee in connection with the actions, statements or omissions that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and Indemnitee shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or Indemnitee, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any such losses, claims, damages, liabilities or expenses shall be deemed to include, subject to the limitations set forth in Section 6(c), any

6

reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any action to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Sections 6(a) and 6(b) was available to such party in accordance with its terms.  Notwithstanding anything to the contrary contained herein, the Holder shall be liable or required to contribute under this Section 6(d) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The indemnity and contribution agreements contained in this Section are in addition to any liability that the indemnifying parties may have to the Indemnitees.

(e) Survival of Indemnification Obligations.  The indemnification provided by this Section 6 shall be a continuing right to indemnification and shall survive the registration and sale of any Registrable Securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

7.  Intentionally Omitted

8.  Piggy-Back Registrations.  If at any time during the Effectiveness Period, but not before October 31, 2013, when there is not an effective Registration Statement covering any issued or issuable Registrable Securities, and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or its then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each Holder written notice of such determination and, if within thirty (30) days after receipt of such notice, any such Holder shall so request in writing (which request shall specify the Registrable Securities intended to be disposed of by the Holder), the Company will cause the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 5 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 8 for the same period as the delay in registering such other securities.  The Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered.  In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable

7

Securities in such registration statement, then if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Registrable Securities would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Holder, then (x) the number of Registrable Securities of the Holders included in such registration statement shall be reduced pro-rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration), if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Holder shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Registrable Securities; provided, however, that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by the Holder than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

9.   Amendment and Modification. This Agreement may be amended, modified or supplemented in any respect only by written agreement by the Company and Holders owning a majority of the Warrants or the Registrable Securities (provided that no such amendment shall unfairly discriminate against a particular Holder relative to the other Holders).

10.  Intentionally Omitted

11.  Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to the choice of law principles thereof.

12.  Invalidity of Provision.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

13.  Notices.  All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed duly given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses or (at such other address for the party as shall be specified by like notice):

(a)   If to the Company:

Network-1 Security Solutions, Inc.
445 Park Avenue, Suite 1020
New York, New York 10022
Attn: Corey M. Horowitz, Chairman and Chief Executive Officer

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with a copy to:

Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.
805 Third Avenue, 10th Floor
New York, New York 10022
Attn: Sam Schwartz, Esq.

or as the Company shall designate to Mirror Worlds in writing,

(b) If to Mirror Worlds:

Mirror Worlds, LLC
4540 Kinsey Drive
Tyler, Texas 75703
and
c/o Plainfield Asset Management LLC
Attention: Kathleen N. Starrs
60 Arch Street, 2nd Floor
Greenwich, CT 06830

with a copy to:

Herrick, Feinstein LLP
2 Park Avenue
New York, NY 10016
Attention:  Irwin A. Kishner, Esq.

(c) If to a Holder, as such Holder shall designate to the Company in writing.

14.  Headings; Execution in Counterparts; Facsimile Signature; PDF. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, which together shall be deemed to be one original, and delivery of copies or e-mail pdf signatures shall be deemed of equal force as delivery of original signatures.

15.  Entire Agreement. This Agreement, including any exhibits hereto and the documents and instruments referred to herein and therein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

16.  Attorneys' Fees.  If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful

9

or prevailing party or parties shall be entitled to recover such reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled, as may be ordered in connection with such proceeding.

17.  Successors and Assigns.  This Agreement shall be binding upon the parties hereto and their successors and permitted assigns.  The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Holders.

18.  Assignment of Registration Rights.  The rights of Mirror Worlds hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by Mirror Worlds to up to ten (10) transferees of Mirror Worlds of all or a portion of the Warrants or the Registrable Securities if: (i) Mirror Worlds agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of the Warrants or the Registrable Securities.  In addition, each Holder shall have the right to assign its rights hereunder to any other Person with the prior written consent of the Company, which consent shall not be unreasonably withheld.  The rights to assignment shall apply to the Holders and to subsequent successors and assigns.

 [Signatures begin on the following page.]

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[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, this Agreement has been duly executed on the date herein above set forth.

NETWORK-1 SECURITY SOLUTIONS, INC.

By:
Name:     Corey M. Horowitz
Title:       Chairman and Chief Executive Officer

MIRROR WORLDS, LLC

By:
Name:
Title:

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Exhibit 6
Form of New Consulting Agreements

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), dated as of May ___, 2013 (the “Effective Date”), is made by and between Network-1 Security Solutions, Inc., a Delaware corporation with a principal place of business at 445 Park Avenue, Suite 1020, New York, New York 10022 (the “Company”), and [    ] (the “Consultant”), an individual with a principal place of business at [    ].

WITNESSETH:

WHEREAS, Company desires to retain Consultant, upon the terms and conditions hereinafter provided, to provide certain services to Company as more fully set forth herein.

WHEREAS, Consultant is willing to provide the services to Company upon the terms and conditions and in the manner set forth in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	RETENTION. Company hereby retains Consultant, and Consultant hereby agrees to serve, as an independent consultant to Company in connection with certain operational matters related to the Company.

a.
Consultant agrees to devote such time, attention and energies to the performance of his consulting services under this Agreement as may be reasonably requested by Company in order that Consultant fulfills his obligations under this Agreement.  Consultant further agrees that the services to be provided to Company shall be carried out in a diligent, prompt and professional manner, consistent with the professional standards in the industry.  The services provided by Consultant to Company are non-exclusive and Company remains free to engage parties other than Consultant to provide similar services to Company.  During the term of this Agreement, Consultant may provide similar services to parties other than Company or its affiliates; provided, however that in the event Consultant intends to provide similar services to any party other than the Company or its affiliates then (i) such similar services shall not create any conflict of interest with respect to the Services provided hereunder and (ii) to the extent such similar services impact the business or assets of the Company (directly or indirectly) then the Consultant shall promptly notify the Company.  Any material change contemplated by either Company or Consultant with respect to the specifications or scheduling of assigned projects previously agreed upon by Company and Consultant must be approved in writing by both parties prior to their implementation.

b.
On the terms and conditions set forth herein, commencing as of the Effective Date, Consultant shall provide Company with the following services (collectively, the “Services”), which Services shall necessarily include the review and execution of any documents associated with the Services:

1

i.
actively assist the Company in connection with protecting and enhancing its current intellectual property (including, without limitation, any patents owned by the Company), it being acknowledged and understood that such assistance shall include filing patent continuation claims on existing patents or filing new patents and continuation claims related thereto; and

ii.	actively assist the Company in connection with any litigation [to occur] between the Company (including any of its subsidiaries) and any third party.

2.	CONSULTANT’S COMPENSATION.

a.	Consultant shall be paid fees for the Services rendered hereunder pursuant to Schedule A attached hereto. It is further understood and agreed that:

i.
In the event Consultant is required to testify at any proceeding or a deposition in which the Company is a party, no fees will be paid to Consultant in connection with such testimony; provided, however, that (A) in such instance the Company shall reimburse Consultant for any reasonable travel expenses associated with such testimony or deposition and (B) the Company shall compensate Consultant for reasonable preparation for any such testimony or deposition pursuant to Schedule A;

ii.	If the time is requested for any twenty-four (24) hour period is less than two (2) hours then such time will be rounded up to two (2) hours; and

iii.	For any specific proposed task, the Company and Consultant may agree to a limit with respect to fees prior to the start of such task.

b.
If in the course of providing the Services in accordance with the terms of this Agreement, the Company requires Consultant to travel on behalf of Company, then the Company shall be responsible for reimbursement of all reasonable, business-related expenses associated with such travel.  Any other expenses to be incurred by Consultant in connection with providing the services are subject to the prior written approval of Company.

3.	REPRESENTATIONS AND WARRANTIES OF CONSULTANT. Consultant hereby represents, warrants and covenants in favor of Company as follows:

a.	Consultant has taken all necessary action required to authorize the execution, performance and delivery of this Agreement, and to consummate the transactions contemplated hereby;

b.	This Agreement is a valid binding obligation of Consultant enforceable in accordance with its terms; and

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c.	To the best of Consultant’s knowledge, no action or proceeding has been instituted or threatened affecting the consummation of this Agreement or the transactions contemplated herein.

4. REPRESENTATIONS AND WARRANTIES OF COMPANY.  Company hereby represents, warrants and covenants in favor of Consultant as follows:

a.
Company has taken all necessary action required to authorize the execution, performance and delivery of this Agreement, and has taken all steps necessary and has good and valid authority to consummate the transactions contemplated hereby; and

b.	This Agreement is a valid and binding obligation of Company enforceable in accordance with its terms.

5. COVENANTS OF THE CONSULTANT.

a.
During and for a period of one (1) year after the term of this Agreement, Consultant will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information (as defined below), and Consultant will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) disclose the Confidential Information to any third party without the prior written consent of an authorized representative of Company. Consultant may disclose Confidential Information to the extent compelled by applicable law, subpoena, civil investigative demand or other process; provided however, prior to such disclosure, Consultant shall provide prior written notice to Company and seek a protective order or such similar confidential protection as may be available under applicable law. Consultant agrees that no ownership of Confidential Information is conveyed to the Consultant. Without limiting the foregoing, Consultant shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Consultant agrees that Consultant’s obligations under this Section 5(a) shall continue for a period of one (1) year after the termination of this Agreement.  “Confidential Information” means any non-public information that relates to the actual or anticipated business and/or products, research or development of the Company or its affiliates or to the Company’s or its affiliates’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s or its affiliates’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company or its affiliates, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of Company or its affiliates. Notwithstanding the foregoing, Confidential Information shall not include any such information which Consultant can

3

establish (i) was publicly known or made generally available prior to the time of disclosure to Consultant; (ii) becomes publicly known or made generally available after disclosure to Consultant through no wrongful action or inaction of Consultant; or (iii) is in the rightful possession of Consultant, without confidentiality obligations, at the time of disclosure as shown by Consultant’s then-contemporaneous written records.

b.
During the term of this Agreement, Consultant covenants and agrees that he will promptly inform the Company of any investment opportunities or indications of interest from potential investors or joint venture partners regarding work that they are engaged in related to the Company or any of its assets (including, without limitation any intellectual property owned by or associated with the Company) (collectively, “Potential Investments”).  The Company will promptly pursue and consider co-investing in any such Potential Investments.

6. INDEMNIFICATION.

a.
Consultant agrees to indemnify and hold harmless the Company and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including reasonable attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant’s employees, contractors or agents, (ii) any breach by the Consultant or Consultant’s assistants, employees, contractors or agents of any of the covenants contained in this Agreement, or (iii) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations where such failure results in a material adverse effect on the Company.

b.
Company agrees to indemnify and hold harmless Consultant and its affiliates from and against all taxes, losses, damages, liabilities, costs and expenses, including reasonable attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) legal actions against Consultant that directly relate to the business or assets of the Company, (ii) any negligent, reckless or intentionally wrongful act of Company or Company’s employees, contractors or agents, (iii) any breach by the Company or Company’s employees, contractors or agents of any of the covenants contained in this Agreement, (iv) any failure of Company to perform the Services in accordance with all applicable laws, rules and regulations where such failure results in a material adverse effect on the Company.

c.
NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY HEREUNDER (OR TO ANY PERSON CLAIMING RIGHTS DERIVED FROM THE OTHER PARTY) FOR INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES OF ANY KIND IN ANY WAY RELATED TO THIS AGREEMENT, REGARDLESS OF WHETHER THE PARTY THAT IS LIABLE OR ALLEGEDLY LIABLE WAS ADVISED, HAD OTHER REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY THEREOF.

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7. TERMINATION.  Either party may terminate this Agreement in the event of a material breach of a representation, warranty or covenant of the other party.  In the event of such termination, Company shall pay Consultant any earned fees or expenses up through the date of termination.

8. MISCELLANEOUS.

a.
It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority.  Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement.

b.	Any notice or other communication under this Agreement shall be in writing and may be delivered personally or sent by facsimile or by prepaid registered or certified mail, addressed as follows:

i.	in the case of Consultant:

[   ]

in the case of Company:

Network-1 Security Solutions, Inc.
445 Park Avenue, Suite 1020
New York, New York 10022
Attention: Corey M. Horowitz,
Chairman and Chief Executive Officer

With a copy to:

Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.
805 Third Avenue, 10th Floor
New York, New York 10022
Attention:  Sam Schwartz
c.	This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Connecticut, without reference to any conflict of laws provisions.

d.
Any dispute, controversy or claim arising out of, relating to, or in any way connected with this Agreement, including, without limitation, the existence, validity, performance, breach, or termination thereof, shall be settled by final and binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association.  The seat of the arbitration shall be in Fairfield County, Connecticut.  Within thirty (30) days of respondent’s receipt of notice of arbitration, the parties shall agree on the sole arbitrator to hear their dispute.  The Parties agree that a judgment based on an arbitral award made under this Agreement may be entered and enforced by any court of competent jurisdiction.  In the event of any proceeding to construe or enforce any provision of this Agreement, the prevailing party’s reasonable attorney’s fees and costs (in addition to all other amounts and relief to which such party or parties may be entitled) shall be paid by the other party.

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e.
In the event any term or provision contained within this Agreement shall be deemed illegal or unenforceable, then such offending term or provision shall be considered deleted from this Agreement and the remaining terms shall continue to be in full force and effect.

f.
This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and understandings, and can only be modified by a writing signed by Company and Consultant.

g.	Neither Company nor Consultant shall assign this Agreement without the express written consent of the other.

h.
This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts, together, shall constitute one and the same instrument.  Delivery by facsimile of this Agreement or an executed counterpart hereof shall be deemed a good and valid execution and delivery hereof or thereof.

i.
Nothing contained hereof shall be deemed to create any relationship between Consultant and Company other than as an independent contractor as set forth herein.  It is stipulated that the parties are not partners or joint venturers.

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The parties hereto have executed this Agreement as of the date first written above.

NETWORK-1 SECURITY SOLUTIONS, INC.

By:  _________________________________

Name:  _______________________________

Its:  __________________________________

[CONSULTANT]

By:  _________________________________

Name:  _______________________________

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SCHEDULE A

Consultant shall be paid at the rate of $150 per hour.

[add back end compensation, if any]

8

Exhibit 7

Form of Legal Opinion of Counsel to MW

1.  The Seller has duly authorized, executed and delivered the Transaction Documents to which it is a party, and such Transaction Documents constitute its valid and binding obligations, enforceable against it in accordance with their respective terms.

2.  The execution and delivery by the Seller of the Transaction Documents to which it is a party do not, and the performance by the Seller of its obligations under the Transaction Documents to which it is a party will not, (a) violate its Organization Documents or (b) result in a breach of any agreement or instrument listed in Schedule II hereto (it being understood that we express no opinion with respect to compliance with concepts of materiality or with any financial covenant or with any other covenant to the extent governed by financial ratios or other quantitative measurements).

3.  We do not represent the Seller in any pending litigation in which it is named a defendant which challenges the validity or enforceability of, or seeks to enjoin the performance of, the Transaction Documents.

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Exhibit 8

Form of Legal Opinion of
     Counsel to Network-1

1.           The Buyer is a corporation duly incorporated, validly existing and, based solely on the Good Standing Certificate, in good standing under the laws of the State of Delaware.  The Buyer has the corporate power under the Delaware General Corporation Law to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations thereunder;

2.           The Buyer has duly authorized, executed and delivered the Transaction Documents to which it is a party, and such Transaction Documents constitute its valid and binding obligations, enforceable against it in accordance with their respective terms;

3.            The execution and delivery by the Buyer of the Transaction Documents to which it is a party do not, and the performance by the Buyer of its obligations under the Transaction Documents to which it is a party will not, (a) violate its Certificate of Incorporation, as amended, or Bylaws, or (b) result in a breach of any agreement or instrument to which it is a party;

4.           The Warrants are, and the Warrant Shares when issued upon exercise of the Warrants will be, duly authorized, fully paid, validly issued and non-assessable.  As of the date hereof, a number of shares of common stock of the Buyer have been duly authorized and reserved for issuance which equals or exceeds the maximum number of Warrant Shares issuable upon exercise of the Warrants; and

5.           We do not represent the Buyer in any pending litigation in which it is named a defendant which challenges the validity or enforceability of, or seeks to enjoin the performance of, the Transaction Documents.

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EXHIBIT 9

FORM OF TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Termination Agreement”) is dated as of  May [__], 2013, is made and entered into by and between Mirror Worlds, LLC, a Texas limited liability company (the “Company”), and [______________________], an individual (the “Consultant”). The Company and the Consultant are each a “party” and together are “parties” to this Agreement.

W I T N E S S E T H:

WHEREAS, the Company and the Consultant entered into that certain Consulting Agreement, dated as of November [___], 2011 (the “Consulting Agreement”);

WHEREAS, pursuant to the Consulting Agreement, the Consultant provided certain services to the Company relating to certain patents and claims owned by the Company (as further described in the Asset Purchase Agreement (defined below), the “Patents”);

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of even date herewith, by and between the Company and Network-1 Security Solutions, Inc. (“Network-1”), the Company agreed to sell and assign and Network-1 agreed to purchase and acquire, all right, title and interest of the Company in and to such Patents; and

WHEREAS, the Company and the Consultant mutually desire to terminate the Consulting Agreement and the Consultant desires to enter into a new consulting arrangement with Network-1.

NOW, THEREFORE, in consideration for the mutual promises contained herein, the Company and the Consultant agree as follows:

Section 1.                      Effective as of the date hereof, the Consulting Agreement, including, without limitation, the provisions of Section 6 thereof, is terminated and ceases to be of further force or effect.

Section 2.                      The Company and the Consultant hereby agree to waive any requirements for termination set forth in the Consulting Agreement including, but not limited to, the requirements set forth in Section 7 of the Consulting Agreement.

Section 3.                      The Consultant hereby acknowledges that it has received payment in full for all fees and expenses due to the Consultant pursuant to the Consulting Agreement including, but not limited to, all compensation set forth in Section 2 of the Consulting Agreement.

Section 4.                      In consideration of the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, on behalf of itself and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the other

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party and each of its successors, assigns, shareholders, members, managers, directors, officers, advisers, consultants and employees (collectively, the “Releasees”) of and from all indemnities, demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of setoff, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such party or any of such party’s successors, assigns or other legal representatives may have had or may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon or by reason of any circumstance, action, cause or thing whatsoever relating to the Consulting Agreement.

Section 5.

(a)           This Termination Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Connecticut, without reference to any conflict of law provisions.

(b)           Any dispute, controversy or claim arising out of, relating to, or in any way connected to this Termination Agreement or the Consulting Agreement, including without limitation, their existence, validity, performance, breach or termination thereof, shall be settled by final and binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association.  The seat of arbitration shall be in Fairfield County, Connecticut.  Within thirty (30) days of respondent’s receipt of notice of arbitration, the parties shall agree on the sole arbitrator to hear their dispute.  The parties agree that a judgment based on an arbitral award made under this Termination Agreement or the Consulting Agreement may be entered and enforced by any court of competent jurisdiction.  In the event of any proceeding to construe or enforce any provision of this Termination Agreement or the Consulting Agreement, the prevailing party’s reasonable attorney’s fees and costs (in addition to all other amounts and relief to which such party or parties may be entitled) shall be paid by the other party.

Section 6.                       This Termination Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  This Termination Agreement may be executed and delivered by the parties hereto via telecopier machine or other means of electronic delivery, which shall be deemed for all purposes as an original.

[Remainder of Page Intentionally Left Blank.
Signatures on Following Page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be duly executed as of the day and year first above written.

MIRROR WORLDS, LLC

By: ______________________________
Name:
Title:

______________________________
Name: [NAME OF CONSULTANT]

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